                                                                     EXHIBIT 4.3





                            SUIZA FOODS CORPORATION

                                       to

                            WILMINGTON TRUST COMPANY

                              as Indenture Trustee

                                   INDENTURE

                           Dated as of March 24, 1998

                   5 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                               DUE APRIL 1, 2028

                             RECONCILIATION AND TIE

         This reconciliation and tie between the Trust Indenture Act of 1939, as amended (including cross-references to provisions of Section 310 to and including 317 which, pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended by the Trust Reform Act of 1990, are a part of and govern the Indenture whether or not physically contained therein) and the Indenture, dated as of March 24, 1998.

TRUST INDENTURE ACT SECTION                                                                             INDENTURE SECTION
(Section) 310(a)(1), (2) and (5). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.9
(a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
(a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.8
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
(Section) 311(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.13
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.13
(b)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.3(a)
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
(Section) 312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1
                                                                                                                   7.2(a)
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.2(b)
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.2 c)
(Section) 313 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.3(a); 7.3(b)
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.3(a)
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.3(a)
(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.3(c)
(Section) 314(a)(1), (2), (3) and (4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.4
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
(c) (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2
(c) (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2
(c) (3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2
(f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
(Section) 315(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(a)
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.2
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(b)
(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(c)
(d) (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(a)
(d) (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.l(c)(ii)
(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1(c)(iii)
(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.14
(Section) 316 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.12
(a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.13
(a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.13

(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.8
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.4(f)
(Section) 317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.3
(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.4
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.3
(Section) 318(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Convertible Subordinated Indenture.

                               TABLE OF CONTENTS

ARTICLE 1.       DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION  . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 1.1.           Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 1.2.           Compliance Certificate and Opinions . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 1.3.           Forms of Documents Delivered to Indenture Trustee . . . . . . . . . . . . . . . . .   13
         SECTION 1.4.           Acts of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 1.5.           Notices, Etc. to Indenture Trustee and Company  . . . . . . . . . . . . . . . . . .   16
         SECTION 1.6.           Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 1.7.           Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 1.8.           Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 1.9.           Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 1.10.          Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 1.11.          Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 1.12.          Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 1.13.          Non-Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 1.14.          No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 1.15.          Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE 2.       DEBENTURE FORM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 2.1.           Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 2.2.           Form of Face of Debenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 2.3.           Form of Reverse of Debenture  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 2.4.           Additional Provisions Required in Global Debenture  . . . . . . . . . . . . . . . .   29
         SECTION 2.5.           Form of Indenture Trustee's Certificate of
                                Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         SECTION 2.6.           Initial Issuance to Property Trustee  . . . . . . . . . . . . . . . . . . . . . . .   29

ARTICLE 3.       THE DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 3.1.           Title and Amount of Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 3.2.           Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         SECTION 3.3.           Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . . . . . . .   31
         SECTION 3.4.           Temporary Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         SECTION 3.5.           Registration, Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . .   32
         SECTION 3.6.           Mutilated, Destroyed, Lost and Stolen Debentures  . . . . . . . . . . . . . . . . .   33
         SECTION 3.7.           Payment of Interest; Interest Rights  . . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 3.8.           Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         SECTION 3.9.           Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         SECTION 3.10.          Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         SECTION 3.11.          Deferrals of Interest Payment Dates . . . . . . . . . . . . . . . . . . . . . . . .   36
         SECTION 3.12.          Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 3.13.          Agreed Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 3.14.          CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 3.15.          Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE 4.       SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         SECTION 4.1.           Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . .   39
         SECTION 4.2.           Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE 5.       REMEDIES         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         SECTION 5.1.           Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         SECTION 5.2.           Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . . .   43
         SECTION 5.3.           Collection of Indebtedness and Suits for Enforcement
                                by Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         SECTION 5.4.           Indenture Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . .   45
         SECTION 5.5.           Indenture Trustee May Enforce Claim Without
                                Possession of Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         SECTION 5.6.           Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         SECTION 5.7.           Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         SECTION 5.8.           Unconditional Right of Holders to Receive Principal,
                                Premium and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         SECTION 5.9.           Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . .   47
         SECTION 5.10.          Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         SECTION 5.11.          Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         SECTION 5.12.          Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         SECTION 5.13.          Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         SECTION 5.14.          Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         SECTION 5.15.          Waiver of Usury, Stay, or Extension Laws  . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE 6.       THE INDENTURE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         SECTION 6.1            Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . .   50
         SECTION 6.2            Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         SECTION 6.3            Certain Rights of Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . .   51
         SECTION 6.4            Not Responsible for Recitals or Issuance of Debentures  . . . . . . . . . . . . . .   52
         SECTION 6.5            May Hold Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         SECTION 6.6            Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 6.7            Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 6.8            Disqualification; Conflicting Interests . . . . . . . . . . . . . . . . . . . . . .   54
         SECTION 6.9            Corporate Indenture Trustee Required; Eligibility . . . . . . . . . . . . . . . . .   54
         SECTION 6.10           Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . . .   54
         SECTION 6.11           Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . .   56
         SECTION 6.12           Merger, Conversion, Consolidation or Succession to
                                Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         SECTION 6.13           Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . .   57
         SECTION 6.14           Appointment of Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . .   57

ARTICLE 7.       HOLDERS LISTS AND REPORTS BY INDENTURE TRUSTEE AND
                 COMPANY          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         SECTION 7.1            Company to Furnish Names and Addresses of Holders . . . . . . . . . . . . . . . . .   58
         SECTION 7.2            Preservation of Information;  Communications to Holders . . . . . . . . . . . . . .   59
         SECTION 7.3            Reports by Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

         SECTION 7.4            Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

ARTICLE 8.       CONSOLIDATION, MERGER, CONTINUANCE, CONVEYANCE,
                 TRANSFER OR LEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         SECTION 8.1            Company May Consolidate, Etc., Only on Certain Terms  . . . . . . . . . . . . . . .   60
         SECTION 8.2            Successor Person Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

ARTICLE 9.       SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         SECTION 9.1            Supplemental Indentures Without Consent of Holders  . . . . . . . . . . . . . . . .   61
         SECTION 9.2            Supplemental Indentures with Consent of Holders . . . . . . . . . . . . . . . . . .   62
         SECTION 9.3            Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . .   64
         SECTION 9.4            Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . .   64
         SECTION 9.5            Conformity with Trust Indentures Act  . . . . . . . . . . . . . . . . . . . . . . .   64
         SECTION 9.6            Reference in Debentures to Supplemental Indentures  . . . . . . . . . . . . . . . .   64

ARTICLE 10.      COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         SECTION 10.1           Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . . . . . .   65
         SECTION 10.2           Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         SECTION 10.3           Money for Debenture Payments to Be Held in Trust  . . . . . . . . . . . . . . . . .   65
         SECTION 10.4           Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         SECTION 10.5           Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . .   67
         SECTION 10.6           Statement as to Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         SECTION 10.7           Additional Sums . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         SECTION 10.8           Additional Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         SECTION 10.9           Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         SECTION 10.10          Payment of Expenses of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . .   69

ARTICLE 11.      REDEMPTION OR EXCHANGE OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         SECTION 11.1.          Election to Redeem; Notice to Indenture Trustee . . . . . . . . . . . . . . . . . .   69
         SECTION 11.2.          Selection of Debentures to Be Redeemed  . . . . . . . . . . . . . . . . . . . . . .   70
         SECTION 11.3.          Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         SECTION 11.4.          Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 11.5.          Debentures Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 11.6.          Debentures Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         SECTION 11.7.          Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         SECTION 11.8.          Exchange of Trust Securities for Debentures . . . . . . . . . . . . . . . . . . . .   73

ARTICLE 12.      SUBORDINATION OF DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 12.1.          Debentures Subordinate to Senior Debt . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 12.2.          Payment Over of Proceeds Upon Dissolution, Etc. . . . . . . . . . . . . . . . . . .   74
         SECTION 12.3.          Prior Payment to Senior Debt upon Acceleration
                                of Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         SECTION 12.4.          Payment Limits by Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         SECTION 12.5.          Payment Permitted If No Default . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         SECTION 12.6.          Subrogation to Rights of Holders of Senior Debt . . . . . . . . . . . . . . . . . .   76

         SECTION 12.7.          Provisions Solely to Define Relative Rights . . . . . . . . . . . . . . . . . . . .   76
         SECTION 12.8.          Indenture Trustee to Effectuate Subordination . . . . . . . . . . . . . . . . . . .   77
         SECTION 12.9.          No Waiver of Subordination Provisions . . . . . . . . . . . . . . . . . . . . . . .   77
         SECTION 12.10.         Notice to Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         SECTION 12.11.         Reliance on Judicial Order or Certificate of Liquidating Agent  . . . . . . . . . .   78
         SECTION 12.12.         Indenture Trustee Not Fiduciary for Holders of Senior Debt  . . . . . . . . . . . .   78
         SECTION 12.13.         Rights of Indenture Trustee as Holder of Senior Debt;
                                Preservation of Indenture Trustee's Rights  . . . . . . . . . . . . . . . . . . . .   78
         SECTION 12.14.         Article Applicable to Paying Agents . . . . . . . . . . . . . . . . . . . . . . . .   78
         SECTION 12.15.         Certain Conversions or Exchanges Deemed . . . . . . . . . . . . . . . . . . . . . .   78

ARTICLE 13.      CONVERSION OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         SECTION 13.1.          Conversion Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         SECTION 13.2.          Conversion Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         SECTION 13.3.          Expiration of Conversion Rights . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         SECTION 13.4.          Conversion Price Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         SECTION 13.5.          Fundamental Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         SECTION 13.6.          Notice of Adjustments of Conversion . . . . . . . . . . . . . . . . . . . . . . . .   88
         SECTION 13.7.          Prior Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . .   89
         SECTION 13.8.          Dividend or Interest Reinvestment Plans . . . . . . . . . . . . . . . . . . . . . .   90
         SECTION 13.9.          Certain Additional Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         SECTION 13.10.         Restrictions on Common Stock Issuable Upon Conversion . . . . . . . . . . . . . . .   91
         SECTION 13.11.         Indenture Trustee Not Responsible for Determining
                                Conversion Price or Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . .   91

         THIS INDENTURE, dated as of March 24, 1998 between SUIZA FOODS CORPORATION, a Delaware corporation (hereinafter called the "Company") having its principal office at 3811 Turtle Creek Boulevard, Suite 1300, Dallas, Texas 75219 and Wilmington Trust Company, a Delaware banking corporation ("WTC"), as Indenture Trustee (hereinafter called the "Indenture Trustee").

                            RECITALS OF THE COMPANY

         WHEREAS, The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 5 1/2% Convertible Subordinated Debentures due April 1, 2028 (hereinafter called the "Debentures") as hereinafter provided which evidence loans made to the Company of the proceeds from the issuance by Suiza Capital Trust II, a Delaware statutory business trust (the "Trust"), of preferred undivided beneficial interests in the Trust (the "Preferred Securities") and common undivided beneficial interests in the Trust (the "Common Securities"), and to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered.

         WHEREAS, all things necessary to make the Debentures, when executed by the Company, authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its respective terms, have been done.

                   NOW THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                   ARTICLE I.
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.1. DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles," with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted at the date or time of such computation;

         (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

         (e) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this Indenture;

         (f)     "or" is not exclusive;

         (g)     provisions apply to successive events and transactions; and

         (h) each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time.

         "ACT", when used with respect to any Holder, has the meaning specified in Section 1.4.

         "ADDITIONAL INTEREST" means the interest, if any, that shall accrue on any interest on the Debentures that is in arrears for more than one interest payment period or not paid during any Extension Period, which in either case (to the extent permitted by law) shall accrue at the stated rate per annum specified or determined as specified in such Debenture and compounded quarterly.

         "ADDITIONAL SUMS" has the meaning specified in Section 10.7

         "ADDITIONAL TAXES" means the sum of any additional taxes, duties and other governmental charges to which the Trust has become subject from time to time as a result of a Tax Event.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Company shall not be deemed to include the Trust to which Debentures have been issued. For the purposes of this definition, "control" when used with respect to any Specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative to "control."

         "APPLICABLE PRICE" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Current Market Prices (as defined) for one share of Common Stock during the ten trading days immediately prior to the record date for determination of the holders of Common Stock entitled to receive such securities, cash, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such securities, cash, property or other assets (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses (a) through (f) of Section 13.4.

         "AUTHENTICATING AGENT" means any Person authorized by the Indenture Trustee pursuant to Section 6.14 to act on behalf of the Indenture Trustee to authenticate Debentures.

         "BOARD OF DIRECTORS" means either the board of directors of the Company or any committee thereof duly authorized to act hereunder.

         "BOARD RESOLUTION" means a copy of the resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee.

         "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Indenture Trustee, or the principal office of the Property Trustee under the Declaration, is closed for business.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

         "CHANGE IN 1940 ACT LAW" has the meaning specified in the definition of Investment Company Event.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         "COMMON SECURITIES" has the meaning specified in the first recital of this Indenture.

         "COMMON STOCK" means common stock, par value $0.01 per share, of the Company or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company.

         "COMPANY" means the Person named as the "Company" in the introductory paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "COMPANY REQUEST" and "Company Order" means, respectively, the written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman, its President, any Vice President, its Treasurer, any Assistant Treasurer, its Controller, its Secretary or any Assistant Secretary, and delivered to the Indenture Trustee.

         "CONVERSION AGENT" has the meaning specified in Section 13.2(a).

         "CONVERSION DATE" has the meaning specified in Section 13.2(a).

         "CONVERSION EXPIRATION DATE" has the meaning specified in Section
13.3.

         "CONVERSION PRICE" has the meaning specified in Section 13.1.

         "CORPORATE TRUST OFFICE" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

         "CURRENT MARKET PRICE" means, with respect to Common Stock of the Company, the last reported sale price, regular way, on such day, or if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE, or, if the Common Stock is not quoted on the NYSE on such day, on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner, as furnished by the National Association of Securities Dealers, Inc. ("NASD") member firm selected from time to time in good faith by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company.

         "DEBENTURES" or "DEBENTURE" means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

         "DEBT" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) every obligation of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

         "DECLARATION" means the Amended and Restated Declaration of Trust for the Trust pursuant to which the Preferred Securities and Common Securities were issued substantially in the form attached hereto as Annex A, as amended from time to time.

         "DEFAULT" means any event that after notice or passage of time, or both, would be an Event of Default.

         "DEFAULTED INTEREST" has the meaning specified in Section 3.7.

         "DEPOSITARY" means, with respect to the Debentures issuable or issued in whole or in part in the form of one or more Global Debentures, the Person designated as Depositary by the Company (or any successor thereto).

         "DIRECT ACTION" has the meaning specified in Section 5.8.

         "DOLLAR" means the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         "ENTITLEMENT DATE" has the meaning specified in the definition of "Applicable Price."

         "EVENTS OF DEFAULT" has the meaning specified in Section 5.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "EXPIRATION TIME" has the meaning specified in Section 13.4(e).

         "EXTENSION PERIOD" has the meaning specified in Section 3.11.

         "FUNDAMENTAL CHANGE" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, continuance, combination, reclassification, recapitalization, or otherwise); provided, however, that, in the case of any such series of transactions or events, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, property or other assets, but the adjustment shall be based upon the securities, cash, property or other assets that a holder of

Common Stock received in a transaction as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, property or other assets.

         "GLOBAL DEBENTURE" has the meaning specified in Section 3.15 and complying with the form of Debenture prescribed in Section 2.4 evidencing all or part of the Debentures, issued to the Depositary or its nominee, and registered in the name of such Depositary or its nominee.

         "GUARANTEE" means the guarantee by the Company of distributions on the Preferred Securities of the Trust to the extent provided in the Guarantee Agreement, substantially in the form attached hereto as Annex C, as amended from time to time.

         "HOLDER" means a Person in whose name a Debenture is registered in the Securities Register.

         "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "INDENTURE TRUSTEE" means the Person named as the "Indenture Trustee" in the introductory paragraph of this instrument until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" shall mean such successor Indenture Trustee and shall include each Person who is then an Indenture Trustee hereunder if at any time there is more than one such Person.

         "INTEREST" with regard to the Debentures shall include quarterly interest payments, interest on quarterly interest payments not paid on an applicable Interest Payment Date, Liquidated Damages, if any, and Additional Sums, if any.

         "INTEREST PAYMENT DATE" means as to the Debentures the Stated Maturity of an installment of interest on such Debentures.

         "INTEREST RATE" means the rate of interest specified or determined as specified in each Debenture and this Indenture as being the rate of interest payable on such Debenture.

         "INVESTMENT COMPANY EVENT" means, in respect of the Trust, the receipt by the Property Trustee, on behalf of the Trust, of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after March 18, 1998.

         "JUNIOR SECURITIES" has the meaning specified in Section 12.15.

         "JUNIOR SUBORDINATED PAYMENT" has the meaning specified in Section
12.2.

         "LIQUIDATED DAMAGES" has the meaning specified in the form of reverse of the Debenture set forth in Section 2.3.

         "MATURITY" when used with respect to the Debentures, means the date on which the principal of the Debentures becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "1940 ACT" means the Investment Company Act of 1940, as amended and the rules promulgated thereunder.

         "NON BOOK-ENTRY PREFERRED SECURITIES" has the meaning specified in
Section 3.15.

         "NON-STOCK FUNDAMENTAL CHANGE" means any Fundamental Change other than a Stock Fundamental Change.

         "NOTICE OF CONVERSION" means the notice given by a holder of Preferred Securities to the Conversion Agent directing the Conversion Agent to exchange such Preferred Securities for Debentures and to convert such Debentures into Common Stock on behalf of such holder.

         "NOTICE OF DEFAULT" has the meaning specified in Section 5.1(d).

         "OFFICER'S CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Operating Officer, any Vice President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and delivered to the Indenture Trustee.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, the Trust, or the Indenture Trustee, and who also may be an employee thereof, and who shall be reasonably acceptable to the Indenture Trustee.

         "OUTSTANDING" means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

                 (i) Debentures theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

                 (ii) Debentures for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee or any Paying Agent (other than the Company or any affiliate of the Company) in trust for the Holders of such Debentures; provided, however, that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

                 (iii) Debentures in substitution for or in lieu of which other Debentures have been authenticated and delivered or which have been paid pursuant to Section 3.6, or which have been converted into Common Stock pursuant to Section 13.1, unless proof satisfactory to the Indenture Trustee is presented that any Debentures are held by Holders in whose hands such Debentures are valid, binding and legal obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Indenture Trustee actually knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor. Upon request of the Indenture Trustee, the Company shall furnish to the Indenture Trustee promptly an Officer's Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Debentures or any Affiliate of the Company or such obligor, and, subject to the provisions of
Section 6.1(a)(ii), the Indenture Trustee shall be entitled to accept and rely on such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

         "PAYING AGENT" means the Indenture Trustee or any Person authorized by the Company to pay the principal of (premium, if any) or interest on any Debentures on behalf of the Company.

         "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

         "PREDECESSOR DEBENTURE" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.6 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

         "PREFERRED SECURITIES" has the meaning specified in the first recital of this Indenture.

         "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of common stock of such Person.

         "PROCEDURES" has the meaning specified in Section 3.3.

         "PROCEEDING" has the meaning specified in Section 12.2.

         "PROPERTY TRUSTEE" means, in respect of the Trust, the Person identified as the "Property Trustee" in the Declaration, solely in its capacity as Property Trustee of the Trust under the Declaration and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as therein provided.

         "PURCHASE AGREEMENT" means the Purchase Agreement dated March 18, 1998 by and among the Trust, the Company and the Purchasers.

         "PURCHASED SHARES" has the meaning specified in Section 13.4(e).

         "PURCHASERS" with respect to the Preferred Securities, means Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc. and J. P. Morgan Securities Inc.

         "PURCHASER STOCK PRICE" means, with respect to any Stock Fundamental Change, the average of the daily Current Market Price for one share of the common stock received by holders of the Common Stock in such Stock Fundamental Change during the ten consecutive trading days immediately prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses (a) through (f) of Section 13.4.

         "RECORD EXPIRATION DATE" has the meaning specified in Section 1.4.

         "REDEMPTION DATE", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "REDEMPTION PRICE" when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "REFERENCE DATE" has the meaning specified in Section 13.4(c).

         "REFERENCE MARKET PRICE" shall initially mean $42.04 (which is an amount equal to 66 2/3% of the last reported sale price for Common Stock on the NYSE on March 18, 1998) and, in the event of any adjustment of the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price of $78.25 per share.

         "REGULAR RECORD DATE" means for the interest payable on any Interest Payment Date the fifteenth day next preceding such Interest Payment Date.

         "RESPONSIBLE OFFICER" when used with respect to the Indenture Trustee means any officer of the Indenture Trustee within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Indenture Trustee to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "RESTRICTED PREFERRED SECURITIES" means all Preferred Securities required to bear any restricted securities legend pursuant to the Declaration.

         "RESTRICTED SECURITIES" means all the Debentures required pursuant to
Section 2.6 to bear a Restricted Securities Legend.

         "RESTRICTED SECURITIES LEGEND" has the meaning specified in Section
2.6.

         "SECURITIES REGISTER" and "SECURITIES REGISTRAR" have the respective meanings specified in Section 3.5.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SENIOR CREDIT FACILITY" means that certain Credit Agreement, dated as of November 26, 1997, as amended by Amendment No. 1 to Credit Agreement dated as of January 2, 1998, Amendment No. 2 dated as of February 20, 1998, and Amendment No. 3 to Credit Agreement dated as of March 6, 1998, between Suiza Foods Corporation, the lenders party thereto and First Union National Bank, as administrative agent, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

         "SENIOR DEBT" means the principal of (and premium, if any), interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures; provided, however, that Senior Debt shall not be deemed to include: (i) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company, (ii) any Debt of the Company to any of its Subsidiaries, (iii) Debt to any employee of the Company, (iv) any liability for taxes, and (v) Debt or other monetary obligations to trade creditors or assumed by the Company or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.

         "SPECIAL EVENT" means a Tax Event or an Investment Company Event.

         "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Indenture Trustee pursuant to Section 3.7.

         "STATED MATURITY" when used with respect to the Debentures or any installment of principal thereof or interest thereon means the date specified in the Debentures or this Indenture as the fixed date on which the principal of the Debentures or such installment of interest is due and payable.

         "STOCK FUNDAMENTAL CHANGE" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that, for each of the ten consecutive trading days immediately prior to the Entitlement Date, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq Stock Market; provided, however, a Fundamental Change shall not be a Stock Fundamental Change if either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or
(ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock or debentures of an entity succeeding to the business of the Company or a subsidiary thereof, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights and qualifications, limitations and restrictions, substantially identical to those of the Preferred Securities or which debentures have terms substantially similar to those of the Debentures.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation more than 50 percent of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (ii) any general partnership, joint venture or similar entity, more than 50 percent of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

         "TAX EVENT" means the receipt by the Property Trustee, on behalf of the Trust, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after March 18, 1998, there is more than an insubstantial risk in each case after the date hereof that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest paid by the Company on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "TRADING DAY" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

         "TRUST" has the meaning specified in the first recital of this Indenture.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbb), as amended and as in effect or the date as of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "TRUST SECURITIES" means the Common Securities and Preferred
Securities.

         "VOTING STOCK" means, with respect to any person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

         "WTC" has the meaning specified in the introductory paragraph of this Indenture.

         SECTION 1.2. COMPLIANCE CERTIFICATE AND OPINIONS. Upon any application or request by the Company to the Indenture Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Indenture Trustee an Officer's Certificate stating that all conditions precedent (including covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. The Company covenants that each such Officer's Certificate and Opinion of Counsel shall comply with the requirements of the Trust Indenture Act.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.6 and 13.6) shall include:

                 (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.3.     FORMS OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous. Any such certificate of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.4.     ACTS OF HOLDERS.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1(a)(ii)) conclusive in favor of the Indenture Trustee and the Company and any agent of the Indenture Trustee or the Company, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                 (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient and in accordance with such reasonable rules as the Indenture Trustee may determine.

                 (d) The ownership of Debentures shall be proved by the Securities Register.

                 (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

                 (f) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to take any action under this Indenture by vote or consent; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. Except as otherwise provided herein, such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Indenture Trustee pursuant to Section
         7.1 prior to such solicitation. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Debentures on such record date; and provided, further, that for the purpose of determining whether Holders of the requisite principal amount of such Debentures have taken such action, no Debenture shall be deemed to have been Outstanding on such record date unless it is also Outstanding on the date such action is to become effective. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Debentures on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Indenture Trustee in writing and to each Holder of Debentures in the manner set forth in Section 1.6.

                 The Indenture Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Debentures entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(b) or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Debentures on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Debentures on such record date; and provided, further, that for the purpose of determining whether Holders of the requisite principal amount of such Debentures have taken such action, no Debenture shall be deemed to have been Outstanding on such record date unless it is also Outstanding on the date such action is to become effective. Nothing in this paragraph shall be construed to prevent the Indenture Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Debentures on the date such action is taken. Promptly after any record date is set pursuant to this Subsection, the Indenture Trustee, at the Company's expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing in the manner set forth in Section 1.5 and to each Holder of Debentures in the manner set forth in Section 1.6.

                 (g) With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the "Record Expiration Date" and from time to time may change the Record Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the other party hereto in writing in the manner set forth in Section 1.5, and to each Holder of Debentures in the manner set forth in Section 1.6, on or before the existing Record Expiration Date. If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

                 (h) Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

         SECTION 1.5. NOTICES, ETC. TO INDENTURE TRUSTEE AND COMPANY. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with the following:

                 (a) the Indenture Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office; or

                 (b) the Company by the Indenture Trustee or by any Holder shall be sufficient for every purpose (except as otherwise provided in Section 5.1 hereof) hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Indenture Trustee by the Company.

         SECTION 1.6. NOTICE TO HOLDERS; WAIVER. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register on the date such notice is mailed, which shall be not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

         SECTION 1.7. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the former provision shall be deemed to apply.

         SECTION 1.8. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.9. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture by the Company shall bind its successors, whether so expressed or not.

         SECTION 1.10. SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.11. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties thereto, any Paying Agent and their successors and assigns and the Holders of the Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 1.12. GOVERNING LAW. This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

         SECTION 1.13. NON-BUSINESS DAYS. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Debentures) payment of interest or principal payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that if any Interest Payment Date is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity.

         SECTION 1.14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Debentures.

         SECTION 1.15. DUPLICATE ORIGINALS. All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                                   ARTICLE 2.
                                 DEBENTURE FORM

         SECTION 2.1. FORMS GENERALLY. The Debentures and the Indenture Trustee's certificate of authentication shall be in substantially the forms set forth in this Article with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures.

         The definitive Debentures shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which the Debentures may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

         SECTION 2.2.     FORM OF FACE OF DEBENTURE.

                            SUIZA FOODS CORPORATION

    5 1/2% CONVERTIBLE SUBORDINATED DEBENTURE DUE APRIL 1, 2028, $_________

NO.                                                             CUSIP NO.

         Suiza Foods Corporation, a corporation organized and existing under the laws of Delaware (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of _______________________ on April 1, 2028 and to pay interest plus Additional Interest,

Additional Sums and Liquidated Damages, if any, on said principal sum from March 24, 1998 or from the most recent Interest Payment Date on which interest has been paid or duly provided for, quarterly until the principal hereof is paid or duly provided for or made available for payment subject to deferral as set forth herein in arrears on January 1, April 1, July 1 and October 1 of each year, (each such date, an "Interest Payment Date") commencing July 1, 1998 at the rate of five and one-half percent (5 1/2%) per annum, until the principal hereof shall have become due and payable, and thereafter such interest shall be payable on demand.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                            SUIZA FOODS CORPORATION

                                       By:
                                          -----------------------------------
                                          Title:

         SECTION 2.3. FORM OF REVERSE OF DEBENTURE. This Debenture is one of a duly authorized issue of Debentures of the Company (herein called the "DEBENTURES") limited to the aggregate principal amount of $618,556,750, issued and to be issued under an Indenture, dated as of March 24, 1998 (herein called the "INDENTURE"), between the Company and Wilmington Trust Company, as Indenture Trustee (herein called the "INDENTURE TRUSTEE," which term includes any successor Indenture Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Indenture Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. For periods of less than three months, interest shall be computed on the actual number of elapsed days over a month of 30 days. In the event that any date on which interest is payable on this Debenture is not a Business Day, then the payment of the interest on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if any Interest Payment Date is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "BUSINESS DAY" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Indenture Trustee, or the principal office of the Property Trustee under the Declaration, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the date which is the fifteenth day preceding such Interest Payment Date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the stated rate per annum, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date, Liquidated Damages (if any) and Additional Sums, as applicable. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         So long as no Event of Default under the Indenture (relating solely to clauses (a) and (b) under the definition thereof in Section 5.1 of the Indenture) has occurred and is continuing, the Company shall have the right under the Indenture to defer the payment of interest (including any Additional Sums or Liquidated Damages, if any, under this Debenture, at any time or from time to time), for a period not exceeding 20 consecutive quarters with respect to each deferral period (each such deferral period an "EXTENSION PERIOD"). During any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (a) declare or pay any dividends on, make distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of the Company's Capital Stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness) issued by the Company that rank pari passu with or junior to this Debenture (other than with respect to both (a) and (b) (i) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made with securities (including Capital Stock) that rank pari passu with or junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made, (ii) payments under the Guarantee, (iii) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (iv) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one series or class of the Company's Capital Stock for another series or class of the Company's Capital Stock, other than dividends with respect to the Company's Series A Preferred Stock and (v) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged). Prior to the termination of any such Extension Period the Company may further extend the interest payment period; provided, however, that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of this Debenture. Upon the termination of any such Extension Period and upon the payment of all amounts then accrued and unpaid, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest, including Additional Interest, Additional Sums and Liquidated Damages, if any, shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Indenture Trustee and the Property Trustee under the Declaration notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date the distributions on the Preferred Securities (or if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee under the Declaration is (or if no Preferred Securities are outstanding, the Indenture Trustee is) required to give notice to the New York Stock Exchange or other applicable self-regulatory organizations or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such election.

         Payment of the principal of (and premium, if any) and interest on this Debenture will be made [Insert, if a global security is issued: to the Depositary Trust Company or its nominee] [Insert if securities in definitive form are issued: at the Corporate Trust Office of the Indenture Trustee or at the office or agency of the Paying Agent or Paying Agents as the Company may designate maintained for that purpose in the United States], in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date.

         The indebtedness evidenced by this Debenture, including the principal thereof, premium, if any, and interest thereon is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt, as defined in the Indenture, and this Debenture is issued subject to the provisions of the Indenture, and each Holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Indenture Trustee on behalf of such Holder to take such action as may be necessary or appropriate to acknowledge or effectuate, as between the Holder and the holders of Senior Debt, the subordination as provided in the Indenture and appoints the Indenture Trustee the attorney-in-fact of such Holder for any and all such purposes.

         At any time on or after April 2, 2001, the Company may, at its option, subject to the terms and conditions of Article 11 of the Indenture, redeem this Debenture in whole at any time or in part from time to time, at the Redemption Prices set forth in Section 11.7 of the Indenture.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If a Special Event shall occur and be continuing, this Debenture shall be exchangeable for Preferred Securities in accordance with Section 11.8 of the Indenture or, in certain circumstances, redeemable by the Company in accordance with Section 11.7 of the Indenture.

         Subject to the terms and conditions set forth in Article 13 of the Indenture, this Debenture is convertible, at the option of the Holder hereof, into shares of Common Stock (and/or such other cash, securities or property as then provided for by the Indenture), all as provided in Article 13 of this Indenture.

         If an Event of Default shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, if an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Indenture Trustee if given by Holders); provided, however, that, if upon an Event of Default, the Indenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures fail to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Indenture Trustee. Upon any such declaration, such principal amount (or specified amount) of and the accrued interest (including any Additional Interest, Additional Sums and Liquidated Damages, if any) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest, Additional Sums and Liquidated Damages, if any) on such Debentures shall remain subordinated to the extent provided in Article 12 of the Indenture.

         The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures to be affected under the Indenture at any time by the Company and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the Debentures. In addition, without the consent of any Holder of a Debenture, the Indenture and the Debentures may be amended and supplemented to cure any ambiguity or inconsistency, make other changes which will not adversely affect in any material aspect the rights of the Holders or certain other matters specified in the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults and Events of Default under the Indenture and their consequences, and, should the Holders of the Debentures fail to annul and rescind such declaration, the holders of a majority in liquidation amount of the Preferred Securities then outstanding shall have the right. Any such consent or waiver shall be conclusive and binding upon the Holder of this Debenture and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or wavier is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including Additional Interest, if any, Additional Sums, if any, and Liquidated Damages, if any) on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

         Before sales pursuant to Shelf Registration Statement and prior to end of Effectiveness Period: The holders of the Preferred Securities, the Debentures, the Guarantee and the shares of Common Stock of the Company issuable upon conversion of the Preferred Securities and Debentures (collectively, the "REGISTRABLE SECURITIES") are entitled to the benefits of a Registration Rights Agreement, dated as of March 24, 1998, among the Trust, the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"). Pursuant to the Registration Rights Agreement, the Company and the Trust have agreed for the benefit of the holders of Registrable Securities that (i) the Company and the Trust will, at the Company's cost, within 90 days after the date of issuance of the Registrable Securities, file a shelf registration statement (the "SHELF REGISTRATION STATEMENT") with the Commission with respect to the resale of the Registrable Securities, (ii) the Company will use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 150 days after the date of issuance of the Registrable Securities and (iii) the Company will use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the second anniversary of the date of issuance of the Registrable Securities or such earlier date as is provided in the Registration Rights Agreement (the "EFFECTIVENESS PERIOD"). The Company will be permitted to suspend the use of the prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods of time under certain circumstances.

         If (i) on or prior to the date 90 days after the date of original issuance of the Registrable Securities, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 150th day following such original issuance of the Registrable Securities, such Shelf Registration Statement is not declared effective by the Commission (each such event a "REGISTRATION DEFAULT"), additional interest ("LIQUIDATED DAMAGES") will accrue on the Debentures from and including the day following such Registration Default until such time as such Shelf Registration Statement is filed or such shelf Registration Statement is declared effective, as the case may be. Liquidated Damages will be paid quarterly in arrears (subject to the Company's ability to defer payment of Liquidated Damages during any Extension Period), with the first quarterly payment due on the first Interest Payment Date following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional 0.25% of the principal amount to and including the 90th day following such Registration Default and 0.50% thereof from and after the 91st day following such Registration Default. In the event that during the Effectiveness Period the Shelf Registration Statement ceases to be effective, or the Company suspends the use of the prospectus which is a part thereof, for more than 90 days, whether or not consecutive, during any 12-month period then the interest rate borne by the Debentures will increase by an additional 0.50% per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective or the Company suspends the use of the prospectus which is a part thereof, as the case may be, until the earlier of such time as (i) the Shelf Registration Statement again becomes effective, (ii) the use of the related prospectuses ceases to be suspended or (iii) the Effectiveness Period expires.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Debenture is registrable in the Securities Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

         The Debentures are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

         The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

         No director, officer, employee, stockholder or incorporator of the Company shall have any liability for any obligations of the Company under this Debenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Debenture waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Debenture.

         THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                                ASSIGNMENT FORM

               To assign this Debenture, fill in the form below:

               (I) or (we) assign and transfer this Debenture to

--------------------------------------------------------------------------------
       (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

         Your Signature:
                        --------------------------------------------------
                        (Sign exactly as your name appears on the other side of this Debenture)

         Date:
               ------------------------------

Signature Guarantee:*
                        --------------------------------------------------

[Include the following if the Debenture bears a Restricted Securities Legend:]

In connection with any transfer of any of the Debentures evidenced by this certificate, the undersigned confirms that such Debentures are being:

CHECK ONE BOX BELOW

(1) [__]    exchanged for the undersigned's own account without transfer; or

(2) [__]    transferred pursuant to and in compliance with Rule 144A under the
    Securities Act of 1933;


(3) [__]    transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933;

(4) [__]    transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933;

(5) [__]    transferred pursuant to an effective Registration Statement under the Securities Act of 1933.





--------------------

* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Indenture Trustee.

Unless one of the boxes is checked, the Indenture Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box
(3) or (4) is checked, the Indenture Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as the Company has reasonably requested in writing and directed the Indenture Trustee to require confirmation that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 as amended (the "SECURITIES ACT"), such as the exemption provided by Rule 144 under the Securities Act; provided, further, that after the date that a shelf Registration Statement under the Securities Act has been filed and so long as such shelf Registration Statement continues to be effective, the Indenture Trustee may only permit transfers for which box (5) has been checked.


                                           -------------------------------------


-------------------------------------                  Signature
         Signature Guarantee:*

-------------------------------------      -------------------------------------
         Signature must be guaranteed


[TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED]

         The undersigned represents and warrants that the undersigned is purchasing this Debenture for its own account or an account with respect to which undersigned exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to undersigned is being made in reliance on Rule 144A and acknowledges that undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that undersigned is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
-------------------------------------      -------------------------------------

                                           -------------------------------------
                                           Notice:  To Be executed by an
                                           executive officer]





--------------------

* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (I) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Indenture Trustee.

                              NOTICE OF CONVERSION

         To:     Suiza Foods Corporation

         The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Stock of Suiza Foods Corporation in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Any Holder, upon the exercise of undersigned's conversion rights in accordance with the terms of the Indenture and the Debenture, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Debenture.

Date:_______________________
        in whole ___
        in part ___                           Portions of Debenture to be
                                              converted ($50 or integral
                                              multiples thereof):
                                              $
                                               ---------------------------------
                                                Signature (for conversion only)
                                                Please Print or Typewrite
                                                Name and Address, Including
                                                Zip Code, and Social Security
                                                or Other Identifying Number



                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------


Signature Guarantee:*





--------------------

* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Indenture Trustee.

         SECTION 2.4. ADDITIONAL PROVISIONS REQUIRED IN GLOBAL DEBENTURE. Any Global Debenture issued hereunder shall, in addition to the provisions contained in Sections 2.2 and 2.3 bear a legend in substantially the following form:

         "This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary."

         SECTION 2.5. FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The form of Indenture Trustee's Certificate of Authentication shall be as follows (or in the form provided in Section 6.15 in the event that a separate Authenticating Agent is appointed pursuant thereto:

         "This is one of the Debentures designated therein referred to in the within mentioned Indenture.

WILMINGTON TRUST COMPANY,

as Indenture Trustee


By:

Authorized Signatory

Dated:
                                 "
---------------------------------

         SECTION 2.6. INITIAL ISSUANCE TO PROPERTY TRUSTEE. The Debentures initially issued to the Property Trustee of the Trust shall be in the form of one or more individual certificates in definitive, fully registered form without distribution coupons and shall bear the following legend (the "RESTRICTED SECURITIES LEGEND") unless the Company determines otherwise in accordance with applicable law:

                 THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGE OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN

         THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OR EXCHANGE OF SUCH SECURITY EXCEPT (A) TO SUIZA FOODS CORPORATION OR A SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, OR (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE FOR THE DEBENTURES (OR, IF THIS CERTIFICATE EVIDENCES COMMON STOCK, SUCH HOLDER MUST FURNISH TO THE TRANSFER AGENT), TOGETHER WITH SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUIZA FOODS CORPORATION, THE TRUSTEE OR THE TRANSFER AGENT, AS APPLICABLE, MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT.

                                   ARTICLE 3.
                                 THE DEBENTURES

         SECTION 3.1. TITLE AND AMOUNT OF DEBENTURES. The aggregate principal amount at Stated Maturity of Debentures which may be authenticated and delivered under this Indenture is $618,556,750, except for Debentures authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 3.4, 3.5, 3.6, 3.15, 9.6, 11.7 or 11.8. The Debentures shall be known and designated as "5 1/2% Convertible

Subordinated Debentures due April 1, 2028." Their Maturity shall be April 1, 2028 and they shall bear interest as provided in the form of Debenture and as herein provided.

         SECTION 3.2. DENOMINATIONS. The Debentures shall be in registered form without coupons and shall be issuable in denominations of $50 and any integral multiple thereof.

         SECTION 3.3. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. The Debentures shall be executed on behalf of the Company by its President, Chief Executive Officer, Chief Financial Officer, or one of its Executive Vice Presidents. The signature of any of these officers on the Debentures may be manual or facsimile.

         Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures. Upon the execution and delivery of this Indenture, and at any time from time to time after the execution and delivery of this Indenture, Debentures may be executed by the Company and delivered to the Indenture Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures, and the Indenture Trustee, in accordance with the Company Order, shall thereupon authenticate and make said Debentures available for delivery without any further action by the Company. Debentures may be authenticated on original issuance from time to time and delivered pursuant to such procedures acceptable to the Indenture Trustee ("Procedures") as may be specified from time to time by Company Order. Procedures may authorize authentication and delivery pursuant to oral instructions of the Company or a duly authorized agent, which instructions shall be promptly confirmed in writing.

         Each Debenture shall be dated the date of its authentication.

         No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized officers, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

         SECTION 3.4. TEMPORARY DEBENTURES. Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Indenture Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

         If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company designated for the purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Indenture Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

         SECTION 3.5. REGISTRATION, TRANSFER AND EXCHANGE. The Company shall cause to be kept at the Corporate Trust Office of the Indenture Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures (such register is herein sometimes referred to as the "Securities Register"). The Indenture Trustee is hereby appointed "Securities Registrar" for the purpose of the registering Debentures and transfers and exchanges of Debentures as herein provided.

         Upon surrender for registration of transfer of any Debenture at the office or agency of the Company designated pursuant to Section 10.2 for that purpose, the Company shall execute, and the Indenture Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations, of a like aggregate principal amount.

         At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Indenture Trustee shall authenticate and make available for delivery, the Debentures which the Holder making the exchange is entitled to receive.

         All Debentures issued upon any transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such transfer or exchange.

         Every Debenture presented or surrendered for transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made to a Holder for any transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Debentures, other than exchanges pursuant to Sections 3.4, 3.15, 9.6, 11.7 and 11.8.

         Notwithstanding any of the foregoing, the Global Debenture shall be exchangeable pursuant to this Section 3.5 for Debentures registered in the names of Persons other than the Depositary for such Debenture or its nominee only if (a) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Debenture or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act, and the Company shall not have appointed a successor depositary within 90 days after such notice, (b) the Company executes and delivers to the Indenture Trustee a Company Order that the Global Debenture shall be so exchangeable or (c) there shall have occurred and be continuing an Event of Default. The Global Debenture shall be exchangeable for Debentures registered in such names as such Depositary shall direct.

         Any Holder of a Global Debenture shall, by acceptance of such Global Debenture, agree that transfers of beneficial interests in such Global Debenture may be effected only through a book entry system maintained by the Holder of such Global Debenture (or its agent), and that ownership of a beneficial interest in the Debentures represented thereby shall be required to be reflected in book entry form. Transfers of a Global Debenture shall be limited to transfers in whole and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in a Global Debenture may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

         Neither the Company, the Securities Registrar nor the Indenture Trustee shall be required, pursuant to the provisions of this Section, (a) to issue, transfer or exchange any Debenture during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures pursuant to Article 11 and ending at the close of business on the day of mailing of notice of redemption or (b) to transfer or exchange any Debenture so selected for redemption in whole or in part, except, in the case of any Debenture to be redeemed in part, any portion thereof not to be redeemed.

         The Debentures may not be transferred except in compliance with the Restricted Securities Legend unless otherwise determined by the Company in accordance with applicable law. Upon any distribution of the Debentures to the holders of the Preferred Securities in accordance with the Declaration, the Company and the Indenture Trustee shall enter into a supplemental indenture pursuant to Section 9.1(i) to provide for transfer procedures and restrictions with respect to the Debentures substantially similar to those contained in the Declaration to the extent applicable in the circumstances existing at the time of such distribution.

         SECTION 3.6. MUTILATED, DESTROYED, LOST AND STOLEN DEBENTURES. If any mutilated Debenture is surrendered to the Indenture Trustee, the Company shall execute and the Indenture Trustee shall authenticate and make available for delivery in exchange therefor a new Debenture and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and to the Indenture Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Debenture, and (b) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Company or the Indenture Trustee that such Debenture has been acquired by a protected purchaser, the Company shall execute and upon a Company Order, the Indenture Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

         Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

         SECTION 3.7. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. Interest (including Additional Interest, if any, Additional Sums, if any, and Liquidated Damages, if any) on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest payment, except that interest payable on the Maturity of the Debentures shall be paid to the Person to whom principal is paid.

         Accrued interest that is not paid on the applicable Interest Payment Date ("DEFAULTED INTEREST") will bear additional interest on the amount thereof (to the extent permitted by law) at the stated rate per annum, compounded quarterly. Defaulted Interest shall forthwith cease to be payable to the registered Holder on the Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                 (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessors Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Indenture Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Debentures and the date of the proposed payment, and at the same time the Company shall deposit with the Indenture Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Indenture Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the

         Persons entitled to such Defaulted Interest as in this Clause provided. Upon receipt of such deposit, the Indenture Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Indenture Trustee of the notice of the proposed payment. The Indenture Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of the Debentures at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                 (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed and, upon such notice as may be required by such exchange (or by the Indenture Trustee if the Debentures are not listed), if, after notice given by the Company to the Indenture Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Indenture Trustee.

Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

         SECTION 3.8. PERSONS DEEMED OWNERS. Prior to due presentment of a Debenture for registration of transfer or exchanges, the Company, the Indenture Trustee, the Paying Agent and any agent of the Company or the Indenture Trustee or the Paying Agent may treat the Person in whose name any Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.7) interest (including Additional Interest, if any, Additional Sums, if any, and Liquidated Damages, if any) on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Indenture Trustee nor any agent of the Company or the Indenture Trustee shall be affected by notice to the contrary.

         SECTION 3.9. CANCELLATION. All Debentures surrendered for payment, redemption, conversion, transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee, and any such Debentures and Debentures surrendered directly to the Indenture Trustee for any such purpose shall be promptly canceled by the Indenture Trustee. The Company may at any time deliver or cause to be delivered to the Indenture Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Indenture Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures shall be returned to the Company by the Indenture Trustee.

         SECTION 3.10. COMPUTATION OF INTEREST. Interest on the Debentures shall be computed on the basis of a 360- day year of twelve 30-day months. For periods of less than a month, interest shall be computed on the actual number of elapsed days over a month of 30 days.

         SECTION 3.11. DEFERRALS OF INTEREST PAYMENT DATES. So long as no Event of Default (relating solely to clauses (a) and (b) under Section 5.1 hereof) has occurred and is continuing, the Company shall have the right to defer the payment of interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) under the Debentures, at any time, or from time to time, for a period not exceeding 20 consecutive quarters with respect to each deferral period, but not to exceed the Stated Maturity (each such deferral period an "EXTENSION PERIOD"). During any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (a) declare or pay any dividends on, make distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's Capital Stock, other than dividends with respect to the Company's Series A Preferred Stock, or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness) issued by the Company that rank pari passu with or junior to the Debentures (other than with respect to both (a) and (b) (i) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made with securities (including Capital Stock) that rank pari passu with or junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made, (ii) payments under the Guarantee, (iii) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (iv) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one series or class of the Company's Capital Stock for another series or class of the Company's capital stock and (v) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, however, that no such Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Debentures. Upon termination of any Extension Period and upon the payment of all amounts then accrued and unpaid, the Company may select a new Extension Period, subject to the above requirements. No interest including Additional Interest and Liquidated Damages, if any, shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Indenture Trustee, the Property Trustee and other trustees under the Declaration notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date the distributions on the Preferred Securities of the Trust (or if no, Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee under the Declaration (or, if no Preferred Securities are outstanding, the Indenture Trustee) is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such Preferred

Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such record date, but in any event not less than one Business Day prior to such record date. Such notice shall specify the Expiration Period selected.

         The Indenture Trustee, upon receipt of notice thereof from the Company, shall promptly give notice, in the name and at the expense of the Company, of the Company's election to begin an Extension Period to the Holders of the Outstanding Debentures.

         SECTION 3.12. RIGHT OF SET-OFF. Notwithstanding anything to the contrary in this Indenture, the Company shall have the right to set-off any payment it is otherwise required to make thereunder in respect of the Debentures to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment relating to the Debentures under the Guarantee.

         SECTION 3.13. AGREED TAX TREATMENT. Each Debenture issued hereunder shall provide that the Company and, by its acceptance of a Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Debenture agree that for United States Federal, state and local tax purposes it is intended that such Debenture constitute indebtedness.

         SECTION 3.14. CUSIP NUMBERS. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Indenture Trustee shall use such "CUSIP" number provided to it by the Company in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such number either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Indenture Trustee of any change in CUSIP numbers.

         SECTION 3.15.    GLOBAL SECURITY.

                 (a) In connection with distribution of Debentures to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event or otherwise,

                          (i) the Debentures in certificated form may be presented to the Indenture Trustee by the Property Trustee in exchange for one or more global certificates (each a "Global Debenture") in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures to be registered in the name of the Depositary or its nominee, and delivered by the Indenture Trustee to the Depositary or its custodian, for crediting to the accounts of its participants pursuant to the procedures of the Depositary. The Company upon any such presentation shall execute a Global Debenture or Global Debentures in such aggregate principal amount and deliver the same to the Indenture Trustee for authentication and delivery in accordance with this Indenture; and

                          (ii) if any Preferred Securities are held in a form other than book-entry certificated form, the Debentures in certificated form may be presented to the Indenture Trustee by the Property Trustee under the Declaration and any Preferred Security certificate which represents Preferred Securities other than Preferred Securities held by the Depositary or its nominee ("NON BOOK-ENTRY PREFERRED SECURITIES") will be deemed to represent beneficial interests in Debentures presented to the Indenture Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security certificates are presented to the Securities Registrar for transfer or reissuance at which time such Non-Book Entry Preferred Security certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security certificate or the transferee of the holder of such Preferred Security certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security certificate so canceled, will be executed by the Company and delivered to the Indenture Trustee for authentication and delivery in accordance with this Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Indenture Trustee will be deemed to have been canceled.

                 (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a nominee of such successor Depositary.

                 (c) If (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Debenture and no successor depositary shall have been appointed within 90 days by the Company, (ii) the Depositary, at any time, ceases to be a "clearing agency" registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed within 90 days by the Company, (iii) the Company, in its sole discretion, determines that such Global Debenture shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Debentures, as the case may be, the Company will execute, and, subject to Article 3 of this Indenture, the Indenture Trustee, upon written notice from the Company and receipt of a Company Order, will authenticate and make available for delivery the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture, in exchange for such Global Debenture. In addition, upon an Event of Default or if the Company may at any time determine that the Debentures shall no longer be represented by a Global Debenture, in such event the Company will execute, and subject to Section 3.5 of this Indenture, the Indenture Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company and a Company Order, will authenticate and make available for delivery the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture, in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Indenture Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee. The Indenture Trustee shall deliver such Debentures to the Depositary for delivery to the Persons in whose names such Debentures are so registered. Any such Debentures issued pursuant to this Section 3.15 shall include the Restricted Securities Legend, except that such legend may be removed from such Debenture as provided in the next sentence. The Restricted Securities Legend may be removed from a Debenture if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel as reasonably may be requested by the Company to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Debenture will not violate the registration and prospectus delivery requirements of the Securities Act; provided, however, that the Indenture Trustee shall not be required to determine (but may rely on a determination made by the Company, and shall be entitled to receive an Officer's Certificate evidencing such determination with respect to) the sufficiency of any such evidence. Upon receipt of such evidence and an Officer's Certificate, the Indenture Trustee shall authenticate and make available for delivery in exchange for such Debenture, a Debenture or Debentures (representing the same aggregate principal amount at Stated Maturity of the Debenture being exchanged) without such legend. If the Restricted Securities Legend has been removed from the Debenture, as provided above, no other Debenture issued in exchange for all or any part of such Debenture shall bear such legend unless the Company has reasonable cause to believe that such other Debenture represents a "restricted security" within the meaning of Rule 144 under the Securities Act and instructs the Indenture Trustee in writing to cause a legend to appear thereon.

                                   ARTICLE 4.
                           SATISFACTION AND DISCHARGE

         SECTION 4.1. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect (except as to (i) any surviving rights of transfer, substitution and exchange of Debentures, (ii) rights hereunder of Holders to receive payments of principal of (and premium, if any) and interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on the Debentures and other rights, duties and obligations of the Holders as beneficiaries hereof with respect to the amounts, if any, so deposited with the Indenture Trustee, and (iii) the rights of the Indenture Trustee hereunder), and the Indenture Trustee, on written demand of and at the expense of the Company, shall execute instruments supplied by the Company acknowledging satisfaction and discharge of this Indenture, when

                 (a)      either

                          (i) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Indenture Trustee for cancellation; or

                          (ii) all such Debentures not theretofore delivered to the Indenture Trustee for cancellation

                                  (A)      have become due and payable, or

                                  (B) will become due and payable at their Stated Maturity within one year of the date of deposit or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Company to the Indenture Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Indenture Trustee as (in the case of Debentures that have become due and payable) funds in trust for such purpose an amount in the currency or currencies in which the Debentures are payable sufficient (without regard to investment of such amount deposited) to pay and discharge the entire indebtedness on the Debentures not theretofore delivered to the Indenture Trustee for cancellation, for principal (and premium, if any) and interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) to the date of such deposit (in the case of Debentures that have become due and payable) or to the Stated Maturity, as the case may be, or

                                  (C)      have been redeemed or tendered for
                          conversion;

                 (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (c) the Company has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, (i) the obligations of the Company to the Indenture Trustee under Section 6.7 and the obligations of the Company to any Authenticating Agent under Section 6.14,
(ii) the conversion provisions contained in Article 13 and the redemption provisions of Article 11 prior to the Redemption Date or date of Maturity, and
(iii) if money shall have been deposited with the Indenture Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Indenture Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

         SECTION 4.2. APPLICATION OF TRUST MONEY. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by the Indenture Trustee, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) for whose payment such money or obligations have been deposited with or received by the Indenture Trustee; provided, however, that if any Debenture is converted after the deposit of money with the Indenture Trustee pursuant to Section 4.1, the Indenture Trustee shall pay over to the Company out of the money so deposited an amount equal to the money deposited in respect of the Debenture so converted and not previously paid with respect to the Debenture so converted; and provided, further, such moneys need not be segregated from other funds maintained by the Indenture Trustee except to the extent required by law. If the Indenture Trustee or Paying Agent is unable to apply any money in accordance with Section 4.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.1 until such time as the Indenture Trustee or Paying Agent is permitted to apply all such money in accordance with the first sentence of this Section 4.2; provided, however, that if the Company has made any payment of interest on or principal of any Debenture because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the assets held by the Indenture Trustee or Paying Agent.

                                   ARTICLE 5.
                                    REMEDIES

         SECTION 5.1. EVENTS OF DEFAULT. "Event of Default," wherever used herein with respect to the Debentures, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) failure for 30 days to pay any interest upon the Debentures, including any Additional Interest and Liquidated Damages, if any, and any Additional Sums, in respect thereof, when such amounts becomes due and payable (subject to the deferral of any due date in the case of an Extension Period); or

         (b) failure to pay any principal of (or premium, if any, on) the Debentures when due whether at Maturity, upon redemption, by declaration or otherwise; or

         (c) failure by the Company to deliver shares of the Common Stock upon an appropriate election by the Holder or Holders of the Debentures to convert such Debentures into shares of Common Stock; or

         (d) failure to observe or perform in any material respect any other of the covenants or agreements of the Company contained in the Debentures or contained in this Indenture and continuance of such failure for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder, shall have been given to the Company by the Indenture Trustee, or to the Company and the Indenture Trustee by a Holder or Holders of at least 25% in aggregate principal amount of the Debentures at the time Outstanding or the Holder or Holders of at least 25% in aggregate liquidation preference of the Preferred Securities at the time outstanding; or

         (e) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Debentures to the Holders of Preferred Securities in liquidation of the Trust upon the redemption of all the outstanding Preferred Securities and upon certain mergers, consolidations or amalgamations permitted by Section 9.5 of the Declaration; or

         (f)     the entry by a court having jurisdiction in the premises of
(i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property or assets of the Company, or ordering the winding-up or liquidation of the affairs of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (g) (i) the commencement by the Company of a voluntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company; or (iii) the filing by the Company of a petition or answer or consent seeking reorganization or relief under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property or assets of the Company, or the making by the Company of an assignment for the benefit of creditors; or (v) the admission by the Company in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company in furtherance of any such action.

         SECTION 5.2. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default (other than an Event of Default specified in Section 5.1(e) or (f)) occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Indenture Trustee if given by Holders); provided, however, that, if upon an Event of Default, the Indenture Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures fail to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding shall have the right to make the declaration by a notice in writing to the Company and the Indenture Trustee, and upon any such declaration such principal amount (including premium, if any) of and the accrued interest (including Additional Interest and Liquidated Damages, if any) and Additional Sums, if any, on all the Debentures shall become immediately due and payable, provided that the payment of principal (including premium, if any) and interest (including Additional Interest and Liquidated Damages, if any) and Additional Sums, if any, on the Debentures shall remain subordinated to the extent provided in Article 12. If an Event of Default specified in Section 5.1(e) or (f) occurs, the principal amount of, premium, if any, on and any accrued interest (including Additional Interest and Liquidated Damages, if any) and Additional Sums, if any, on all of the Debentures then Outstanding shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Indenture Trustee or any Holder.

         At any time after such a declaration of acceleration with respect to Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debentures, by written notice to the Company and the Indenture Trustee may rescind and annul such declaration and its consequences if:

                          (i) the Company has paid or deposited with the Indenture Trustee a sum sufficient to pay

                                  (A) all overdue installments of interest (including any Additional Interest and Liquidated Damages, if any) and Additional Sums, if any, on the Debentures;

                                  (B)      the principal of (and premium, if
                          any, on) the Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures;

                                  (C)      to the extent that payment of such
                          interest is lawful, interest (including Additional Interest, Additional Sums and Liquidated Damages, if
                          any) upon overdue installments of interest at the rate borne by the Debentures;

                                  (D)      all sums paid or advanced by the
                          Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

                          (ii) all Events of Default with respect to Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon. If the holders of a majority in aggregate principal amount of the Outstanding Debentures fail to rescind and annul such declaration and its consequences, the holders of a majority in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right.

         SECTION 5.3. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE. The Company covenants that if an Event of Default under
Section 5.1(a) or Section 5.1(b) shall occur, the Company will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Debentures, the whole amount then due and payable on the Debentures for principal (and premium, if any) and interest (including Additional Interest, Additional Sums and Liquidated Damages, if any), including, to the extent that payment of such interest shall be lawful, interest on any overdue principal (and premium, if any) and on any overdue installments of interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) at the rate borne by the Debentures, and, in addition thereto, all amounts owing the Indenture Trustee under Section 6.7.

         If the Company fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Debentures and, subject to the provisions of Article 12, collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

         If an Event of Default occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Debentures by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         If an Event of Default occurs and shall be continuing as to the Debentures, the Indenture Trustee will have the right to declare the principal of (premium, if any, on) and interest (including Additional Interest, Additional Sums or Liquidated Damages, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce the right as a creditor with respect to the Debentures.

         SECTION 5.4. INDENTURE TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors:

                 (a) the Indenture Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest (including Additional Interest, Additional Sums and Liquidated Damages, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                          (i) to file proof of a claim for the whole amount of principal (and premium, if any) and interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) owing and unpaid in respect to the Debentures and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders, the Indenture Trustee and any predecessor to the Indenture Trustee under Section 6.7 allowed in any such judicial proceedings; and

                          (ii) in particular, the Indenture Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and

                 (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Indenture Trustee for distribution in accordance with
         Section 5.6, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due to it and any predecessor Indenture Trustee under Section 6.7.

         Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Indenture Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

         SECTION 5.5. INDENTURE TRUSTEE MAY ENFORCE CLAIM WITHOUT POSSESSION OF DEBENTURES. All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as a trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Indenture Trustee and any predecessor Indenture Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

         SECTION 5.6. APPLICATION OF MONEY COLLECTED. Any money or property collected or to be applied by the Indenture Trustee with respect to the Debentures pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including Additional Interest, Additional Sums and Liquidated Damages, if any), upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Indenture Trustee and any predecessor Indenture Trustee under Section 6.7,

         SECOND: To the payment of the amounts then due and unpaid upon the Debentures for principal (and premium, if any) and interest (including Additional Interest, Additional Sums and Liquidated Damages, if any), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal (and premium, if any) and interest (including Additional Interest, Additional Sums and Liquidated Damages, if any), respectively; and

THIRD: The balance, if any, to the Company or other Person or Persons entitled thereto.

         SECTION 5.7. LIMITATION ON SUITS. No Holder of the Debentures, including a holder of Preferred Securities acting to enforce the rights of the Property Trustee as a Holder of the Debentures pursuant to Section 6.8 of the Declaration, shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

                 (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                 (b) if the Trust is not the sole holder of the Outstanding Debentures, the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                 (c) such Holder or Holders have offered to the Indenture Trustee security and/or indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of the Debentures, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

         SECTION 5.8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST. Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest (including any Additional Interest, Additional Sums and Liquidated Damages) on such Debenture on the Maturity or to convert such Debenture in accordance with Article 13 and to institute suit for the enforcement of any such payment and right to convert, and such right shall not be impaired without the consent of such Holder. For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Indenture and the Declaration, upon an Event by Default specified in Sections 5.1(a) or 5.1(b), any holder of Preferred Securities shall have the right to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal amount of or interest on Debentures having a principal amount equal to the liquidation preference of the Preferred Securities of such holder (a "DIRECT ACTION"). Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Debentures held by the Trust or the Property Trustee. In connection with any such Direct Action, the Company will be subrogated to the rights of any holder of the Preferred Securities to the extent of any payment made by the Company to such holder of Preferred Securities as a result of such Direct Action. Except as set forth in this Article, the other holders of Preferred Securities shall have no right to exercise directly any other rights or remedy available to the Holders of or in respect of, the Debentures.

         SECTION 5.9. RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Company, the Indenture Trustee and the Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 5.10. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided in Section 3.6, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.11. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Indenture Trustee or of any Holder of the Debentures to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy, or constitute a waiver of any such Event of Default or an acquiescence therein.

         Every right and remedy given by this Article or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

         SECTION 5.12. CONTROL BY HOLDERS. The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, with respect to the Debentures, provided that:

                 (a) such direction shall not be in conflict with any rule of law or with this Indenture;

                 (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; and

                 (c) subject to the provisions of Section 6.1, the Indenture Trustee shall have the right to decline to follow such direction if the Indenture Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Indenture Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Indenture Trustee in personal liability.

         SECTION 5.13. WAIVER OF PAST DEFAULTS. Subject to Section 9.2 hereof, the Holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past Event of Default or Default hereunder with respect to Debentures and its consequences, except a default:

                 (a) in the payment of the principal of (or premium, if any, on) or interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on the Debentures (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee); or

                 (b) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Debenture; provided, however, that if the Debentures are held by the Trust or the Property

         Trustee of the Trust, such waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver; provided, further, that if the consent of the Holder of each Outstanding Debenture affected thereby is required, such waiver shall not be effective until each holder of the Trust Securities affected thereby shall have consented to such waiver.

         Upon any such waiver, such Event of Default or Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Event of Default or Default or impair any right consequent thereon. If the Holders of a majority in aggregate principal amount of the Outstanding Debentures fail to waive such Event of Default, the Holders of a majority in aggregate liquidation amount of the outstanding Preferred Securities shall have such right. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 5.14. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on the Debentures on or after the Maturity of the Debentures or to convert a Debenture in accordance with Article 13.

         SECTION 5.15. WAIVER OF USURY, STAY, OR EXTENSION LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 6.
                             THE INDENTURE TRUSTEE

         SECTION 6.1.     CERTAIN DUTIES AND RESPONSIBILITIES.

                 (a)      Except during the continuance of an Event of Default,

                          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Indenture.

                 (b) In case an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except as follows:

                          (i) this Subsection shall not be construed to limit the effect of Subsection (a) or (b) of this Section;

                          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                          (iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

                 (d) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, the Indenture Trustee reasonably believes that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

         SECTION 6.2. NOTICE OF DEFAULTS. Within 90 days after a Responsible Officer of the Indenture Trustee obtains actual knowledge of the occurrence of any Event of Default or Default hereunder, the Indenture Trustee shall transmit by mail to all Holders of Debentures, as their names and addresses appear in the Securities Register, notice of such Event of Default or Default hereunder known to the Indenture Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of an Event of Default or Default in the payment of the principal of (or premium, if any) or interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on any Debenture, the Indenture Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Debentures; provided, further, that, except in the case of any Event of Default or Default of the character specified in Section 5.1(d), no such notice to Holders of the Debentures shall be given until at least 30 days after the occurrence thereof.

         SECTION 6.3. CERTAIN RIGHTS OF INDENTURE TRUSTEE. Subject to the provisions of Section 6.1:

                 (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate and an Opinion of Counsel;

                 (d) the Indenture Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security and/or indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                 (g) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Debenture or other paper or document, but the Indenture Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                 (h) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on any part of any agent or attorney appointed with due care by it hereunder.

                 (i) the Indenture Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

         SECTION 6.4. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES. The recitals contained herein and in the Debentures, except the Indenture Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Indenture Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. Neither the Indenture Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Debentures or the proceeds thereof.

         SECTION 6.5. MAY HOLD DEBENTURES. The Indenture Trustee, any Paying Agent, any Securities Registrar, any Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Indenture Trustee, Paying Agent, Securities Registrar, Authenticating Agent or such other agent.

         SECTION 6.6. MONEY HELD IN TRUST. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         SECTION 6.7. COMPENSATION AND REIMBURSEMENT. The Company agrees as follows:

                 (a) to pay to the Indenture Trustee from time to time such compensation for all services rendered by it hereunder in such amounts as the Company and the Indenture Trustee shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a Indenture Trustee of an express trust);

                 (b) to reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred in connection with the Indenture Trustee's discharge of its duties hereunder; and

                 (c) to the fullest extent permitted by law to indemnify the Indenture Trustee (including in its individual capacity) for, and to hold it harmless against, any loss, liability, damages, claims or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) to the extent incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         To secure the Company's payment obligations in this Section, the Company and the Holders agree that the Indenture Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Indenture Trustee except assets held in trust to pay principal and premium, if any, or interest on particular Debentures pursuant to Section 4.1(a)(ii)(B), or pursuant to any redemption pursuant to Article 11 hereof if monies have been deposited for such redemption and notice has been given and the Redemption Date has passed. Such lien shall survive the satisfaction and discharge of this Indenture.

         When the Indenture Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Code or a successor statute.

         The provisions of this Section 6.7 shall survive the discharge or termination of this Indenture and shall survive the resignation or removal of the Indenture Trustee.

         SECTION 6.8. DISQUALIFICATION; CONFLICTING INTERESTS. The Indenture Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Indenture Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act. The Declaration and the Guarantee shall be deemed to be specifically described in this Indenture for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         SECTION 6.9. CORPORATE INDENTURE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Indenture Trustee hereunder which shall be as follows:

                 (a) a corporation, banking corporation, national banking association or other Person organized and doing business under the laws of the United States of America or of any State, Territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority; or

                 (b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Indenture Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional Indenture Trustees;

in either case having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by Federal or State authority. If such corporation, banking corporation, national banking association or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Indenture Trustee hereunder.

         SECTION 6.10.    RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                 (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 6.11.

                 (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee, with a copy for the Company, within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                 (c) The Indenture Trustee may be removed at any time by Act of the Holders of a majority in principal amount at Stated Maturity of the Outstanding Debentures, delivered to the Indenture Trustee and to the Company.

                 (d)      If at any time:

                          (i) the Indenture Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

                          (ii) the Indenture Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                          (iii) the Indenture Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by Board Resolution may remove the Indenture Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all other similarly situated Holders, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

                 (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause with respect to the Debentures, the Company, by a Board Resolution, shall promptly appoint a successor Indenture Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Indenture Trustee with respect to the Debentures shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Company. If no successor Indenture Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                 (f) The Company shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Debentures as their name and addresses appear in the Securities Register. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

         SECTION 6.11.    ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                 (a) In case of the appointment hereunder of a successor Indenture Trustee, every such successor Indenture Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee, but, on the request of the Company or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of all amounts then due under Section 6.7, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder, subject however to its lien, if any, provided for in Section 6.7.

                 (b) Upon request of any such successor Indenture Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all rights, power and trusts referred to in paragraph (a) of this Section.

                 (c) No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

         SECTION 6.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation, banking corporation, national banking association or other Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, banking corporation, national banking association or other Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, banking corporation, national banking association or other Person succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder; provided, however, that such corporation, banking corporation, national banking association or other Person shall be otherwise qualified and eligible under this Article and the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Debentures so authenticated, and in case any Debentures shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Debentures either in the name of any predecessor Indenture Trustee or in the name of such successor Indenture Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Debentures or in this Indenture that the certificate of the Indenture Trustee shall have.

         SECTION 6.13     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
If and, when the Indenture Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Indenture Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

         SECTION 6.14 APPOINTMENT OF AUTHENTICATING AGENT. The Indenture Trustee may appoint an Authenticating Agent or Agents with respect to the Debentures which shall be authorized to act on behalf of the Indenture Trustee to authenticate the Debentures issued upon exchange, registration of transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Indenture Trustee or the Indenture Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation, banking corporation, national banking association or other Person organized and doing business under the laws of the United States of America, or of any State, Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation, banking corporation, national banking association or other Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, banking corporation, national banking association or other Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation, banking corporation, national banking association or other Person succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder; provided, however, that such corporation, banking corporation, national banking association or other Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Company. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in
Section 1.6 to all Holders of the Debentures. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

         If an appointment is made pursuant to this Section, the Debentures may have endorsed thereon, in addition to the Indenture Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

        "This is one of the Debentures referred to in the within-mentioned indenture.


                          ------------------------------

                          WILMINGTON TRUST COMPANY          Dated:
                          As Indenture Trustee                    --------------

                          By:
                             ---------------------------
                                  As Authenticating Agent

                          By:
                             ---------------------------
                                  Authorized Signatory"

                                   ARTICLE 7.
           HOLDERS LISTS AND REPORTS BY INDENTURE TRUSTEE AND COMPANY

         SECTION 7.1. COMPANY TO FURNISH NAMES AND ADDRESSES OF HOLDERS. The Company will furnish or cause to be furnished to the Indenture Trustee the following:

                 (a) quarterly at least five Business Days before each Interest Payment Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of the related Regular Record Date; and

                 (b) at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Indenture Trustee in its capacity as Securities Registrar.

         SECTION 7.2.     PRESERVATION OF INFORMATION;  COMMUNICATIONS TO
                          HOLDERS.

                 (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Securities Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

                 (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and privileges of the Indenture Trustee, shall be as provided in the Trust Indenture Act.

                 (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Indenture Trustee that neither the Company nor the Indenture Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

         SECTION 7.3.     REPORTS BY INDENTURE TRUSTEE.

         (a) The Indenture Trustee shall transmit to Holders such reports concerning the Indenture Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

         (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than May 15 in each calendar year, commencing with the first May 15 after the first issuance of Debentures under this Indenture.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Indenture Trustee with each stock exchange or self regulatory organization of which the Indenture Trustee has received notice by the Company upon which the Debentures are listed and also with the Commission. The Company will notify the Indenture Trustee whenever the Debentures are listed on any stock exchange or self-regulatory organization.

         SECTION 7.4. REPORTS BY COMPANY. The Company shall file with the Indenture Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture

Act at the times and in the manner provided in the Trust Indenture Act, provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Indenture Trustee within 15 days after the same is required to be filed with the Commission. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Commission and provide the Indenture Trustee and Holders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act (without exhibits). The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

                                   ARTICLE 8.
                      CONSOLIDATION, MERGER, CONTINUANCE,
                         CONVEYANCE, TRANSFER OR LEASE

         SECTION 8.1. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. The Company shall not consolidate with or merge into any other Person, continue in another jurisdiction or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                 (a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article 13;

                 (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

                 (c) such consolidation, merger, continuance, conveyance, transfer or lease is permitted under the Declaration and Guarantee and does not give rise to any breach or violation of the Declaration or Guarantee; and

                 (d) the Company has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, continuance, conveyance, transfer or lease and any such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, and the Indenture Trustee, subject to Section 6.1, may rely upon such Officer's Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

         SECTION 8.2. SUCCESSOR PERSON SUBSTITUTED. Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance or transfer (other than in the case of a lease) the Company shall be discharged from all obligations and covenants under the Indenture and the Debentures and may be dissolved and liquidated.

         Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Indenture Trustee, and, upon the Company Order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Indenture Trustee shall authenticate and shall make available for delivery any Debentures which previously shall have been signed and delivered by the officers of the Company to the Indenture Trustee for authentication pursuant to such Company Order and such provisions and any Debentures which such successor Person thereafter shall cause to be signed and delivered to the Indenture Trustee on its behalf for the purpose pursuant to such provisions. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, continuance, sale, conveyance or lease, such changes in phraseology and form may be made in the Debentures thereafter to be issued as may be appropriate and reasonably agreed to by the successor Person and the Indenture Trustee.

                                   ARTICLE 9.
                            SUPPLEMENTAL INDENTURES

         SECTION 9.1. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of or notice to any Holder, the Company, when authorized by a Board Resolution, and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

                 (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Debentures contained; or

                 (b) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to surrender any right or power herein conferred upon the Company; or

                 (c) to add to covenants of the Company for the benefit of the Holders of the Debentures or to surrender any right or power herein conferred upon the Company; or

                 (d) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article 13; or

                 (e)      to add any additional Events of Default; or

                 (f) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause shall not materially adversely affect the interest of the Holders of Debentures and for so long as any of the Preferred Securities shall remain outstanding, the holders of such Preferred Securities; or

                 (g) to evidence and provide for the acceptance of appointment hereunder by successor Indenture Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust hereunder by more than one Indenture Trustee, pursuant to the requirements of
         Section 6.11(b); or

                 (h) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

                 (i) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on Debentures, and all other matters required pursuant to Section 3.5 or otherwise necessary, desirable or appropriate in connection with the issuance of Debentures to holders of Preferred Securities in the event of a distribution of Debentures by the Trust if a Special Event occurs and is continuing.

         SECTION 9.2.     SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.
With the consent of the Holders of not less than a majority in principal amount at Stated Maturity of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Indenture Trustee, the Company, when authorized by a Board Resolution, and the Indenture Trustee may enter into an indenture or indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Debentures under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby, cause the following:

                 (a) except to the extent permitted by Section 3.11 with respect to the extension of the interest payment period of the Debentures, change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, the Debentures, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof (or, in the case of redemption, on or after the date fixed for redemption thereof); or

                 (b) adversely affect any right to convert or exchange any Debenture; or

                 (c) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                 (d) modify any of the provisions of this Section, Section 4.1, Section 5.8 or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debenture affected thereby, or the consent of the holders of all the Preferred Securities as the case may be; or

                 (e) modify the provisions in Article 12 of this Indenture with respect to the subordination of Outstanding Debentures in a manner adverse to the Holders thereof;

provided, however, that, so long as any Preferred Securities remain outstanding no such amendment of the Indenture that adversely affects the holders of the Preferred Securities in any material respect shall be entered into, no termination of this Indenture shall occur and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Preferred Securities then outstanding unless and until the principal (and premium, if any) of the Debentures and all accrued and unpaid interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) thereon have been paid in full; provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Preferred Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.3. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.4. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of the Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby unless it makes a change described in any of clauses (a) through (e) of Section 9.2, in which case the supplemental indenture shall bind only each Holder of a Debenture who has consented to it and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same Debt as the consenting Holder's Debenture; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Debenture, on or after the respective dates set for such amounts to become due and payable, or to bring suit for the enforcement of any such payment on or after such respective dates.

         SECTION 9.5. CONFORMITY WITH TRUST INDENTURES ACT. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         SECTION 9.6. REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Indenture Trustee in exchange for Outstanding Debentures presented to the Indenture Trustee. Any failure to make the appropriate notation shall not affect the validity of such Debenture.

                                  ARTICLE 10.
                                   COVENANTS

         SECTION 10.1. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company covenants and agrees for the benefit of the Debentures that it will duly and punctually pay the principal of (and premium, if any) and interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on the Debentures in accordance with the terms of the Debentures and this Indenture.

         SECTION 10.2. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the United States, an office or agency where Debentures may be presented or surrendered for payment and an office or agency where Debentures may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company initially appoints the Indenture Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company will give prompt written notice to the Indenture Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Company hereby appoints the Indenture Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Indenture Trustee of any such designation and any change in the location of any such office or agency.

         SECTION 10.3. MONEY FOR DEBENTURE PAYMENTS TO BE HELD IN TRUST. If the Company shall at any time act as its own Paying Agent with respect to the Debentures, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any) or interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Indenture Trustee of its failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, on or before 10:00 a.m. New York City time on each due date of the principal of or interest on the Debentures, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and premium (if any) or interest, and (unless such Paying Agent is the Indenture Trustee) the Company will promptly notify the Indenture Trustee of its failure so to act.

         The Company will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (b) give the Indenture Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest (including Additional Interest, Additional Sums and Liquidated Damages, if any);

                 (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent; and

                 (d) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent, and, upon such payment by the Company or any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request, after all payments owing the Indenture Trustee have been paid, to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 10.4. EXISTENCE. Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 10.5. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 10.6. STATEMENT AS TO COMPLIANCE. The Company shall deliver to the Indenture Trustee, within 120 days after the end of each calendar year of the Company ending after the date hereof an Officer's Certificate (signed by at least one of the officers referred to in Section 314(a)(4) of the Trust Indenture Act) covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Company shall be in default, specifying all such Defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.6, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

         SECTION 10.7. ADDITIONAL SUMS. In the event that (a) the Trust is the Holder of all of the Outstanding Debentures, (b) a Tax Event in respect of the Trust shall have occurred and be continuing and (c) the Company shall not have (i) redeemed all the Debentures pursuant to Section 11.6 or 11.7 or (ii) terminated the Trust pursuant to Section 9.2(b) of the Declaration, the Company shall pay to the Trust (and its permitted successors or assigns under the Declaration) for so long as the Trust (or its permitted successor or assignee) is the registered holder of the Debentures, such additional amounts as may be necessary in order that the net amount of Distributions received by holders of the outstanding Preferred Securities and Common Securities of the Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event (the "ADDITIONAL SUMS"), unless the Company shall have revoked such election or failed to make such payments. Whenever in this Indenture or the Debentures there is a reference in any context to the payment of principal of or interest on the Debentures, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made.

         SECTION 10.8. ADDITIONAL COVENANTS. The Company covenants and agrees with each Holder of Debentures that so long as the Debentures are outstanding, if (a) there shall have occurred any event of which the Company has actual knowledge that (i) is a Default and (ii) in respect of which the Company shall not have taken reasonable steps to cure, (b) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (c) the Company shall have given notice of its selection of an Extension Period as provided herein and shall not have rescinded such notice, or such period, or any extension thereof, shall be continuing, then the Company shall not, and shall not permit any Subsidiary to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's Capital Stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (l) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including Capital Stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (2) payments under the Guarantee, (3) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (4) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one series or class of the Company's Capital Stock for another series or class of the Company's Capital Stock and (5) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged).

         The Company also covenants with each Holder of the Debentures (a) that for so long as Preferred Securities are outstanding not to convert the Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities, (b) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (c) not to voluntarily terminate, wind-up or liquidate the Trust, except (i) in connection with a distribution of the Debentures to the holders of Preferred Securities in liquidation of the Trust or (ii) in connection with mergers, consolidations or amalgamations permitted by Section 9.5 of the Declaration and (d) to use its reasonable efforts, consistent with the terms and provisions of the Declaration to cause the Trust to remain a business trust and not to be classified as an association taxable as a corporation for United States Federal income tax purposes.

         SECTION 10.9. REGISTRATION RIGHTS. The holders of the Preferred Securities, the Holders, the holders of the Guarantee and the shares of Common Stock of the Company issuable upon conversion of the Debentures and the Preferred Securities are entitled to the benefits of a Registration Rights Agreement, dated as of March 24, 1998, among the Company, the Trust and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

         SECTION 10.10. PAYMENT OF EXPENSES OF THE TRUST. In connection with the offering, sale and issuance of the Debentures to the Trust and in connection with the sale of the Preferred Securities by the Trust, the Company shall:

                 (a) pay for all costs, fees and expenses relating to the offering, sale and issuance of the Trust Securities, including commissions, discounts and expenses payable pursuant to the Purchase Agreement and compensation of the Indenture Trustee under the Indenture in accordance with the provisions of Section 6.7 of the Indenture;

                 (b) be responsible for and pay for all debts and obligations (other than with respect to the Preferred Securities) of the Trust, pay for all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Preferred Securities (including commissions, discounts and expenses in connection therewith), the fees and expenses (including reasonable legal fees and expenses) of the Property Trustee and the "Delaware Trustee" (as defined in the Declaration), the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

                 (c) pay the fees and expenses (including reasonable legal fees and expenses) of the Guarantee Trustee; and

                 (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

                                  ARTICLE 11.
                      REDEMPTION OR EXCHANGE OF DEBENTURES

         SECTION 11.1. ELECTION TO REDEEM; NOTICE TO INDENTURE TRUSTEE. The election of the Company to redeem any Debentures shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than 30 days nor more than 60 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee in writing of such date and of the principal amount of Debentures to be redeemed. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures, the Company shall furnish the Indenture Trustee with an Officer's Certificate and an Opinion of Counsel evidencing compliance with such restriction.

         SECTION 11.2. SELECTION OF DEBENTURES TO BE REDEEMED. If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Indenture Trustee from the Outstanding Debentures not previously called for redemption, by lot or by such other method as the Indenture Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of the Debentures Outstanding, provided that the unredeemed portion of the principal amount of the Debentures be in an authorized denomination (which shall not be less than the minimum authorized denomination) for the Debentures.

         The Indenture Trustee shall promptly notify the Company in writing of the Debentures selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Debenture which has been or is to be redeemed. If the Company shall so direct, Debentures registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Debentures selected for redemption.

         SECTION 11.3. NOTICE OF REDEMPTION. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days, and not more than 60 days, prior to the date fixed for redemption, to each Holder of Debentures to be redeemed, at the address of such Holder as it appears in the Securities Register.

         With respect to Debentures to be redeemed, each notice of redemption shall state:

                 (a)      the date fixed for such redemption (the "Redemption
         Date");

                 (b)      the Redemption Price;

                 (c) if less than all Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the respective principle amounts) of the particular Debentures to be redeemed (including, if relevant, the CUSIP or ISIN number);

                 (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture or portion thereof, and that upon deposit of the Redemption Price and any unaccrued and unpaid interest with the Paying Agent, interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) thereon, if any, shall cease to accrue on and after the Redemption Date and such Debenture or portion thereof shall cease to have conversion rights;

                 (e) the place or places where the Debentures are to be surrendered for payment of the redemption price at which the Debentures are to be redeemed; and

                 (f) that a Holder of Debentures who desires to convert Debentures called for redemption must satisfy the requirements for conversion contained in the Debentures, the then existing Conversion Price or rate, and the date and time when the option to convert shall expire.

         Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Indenture Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designed for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

         SECTION 11.4. DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.3, the Company will deposit with the Indenture Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 10.3) an amount of money sufficient to redeem on the Redemption Date all the Debentures so called for redemption at the applicable Redemption Price.

         If any Debenture called for redemption has been converted, any money deposited with the Indenture Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 3.7) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

         SECTION 11.5. DEBENTURES PAYABLE ON REDEMPTION DATE. If notice of redemption has been given as provided in Section 11.3, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, including any accrued interest (and Additional Interest, Additional Sums and Liquidated Damages, if any) thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price or any accrued interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) thereon) such Debentures shall cease to bear interest and such Debenture will cease to have conversion rights. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, including any accrued interest (and any Additional Interest) to the Redemption Date; provided, however, that installments of interest on Debentures whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one of more Predecessor Debentures, registered as such at the close of business on the relevant Regular Record Dates or Special Record Dates, as the case may be, according to their terms and the provisions of Section 3.7.

         If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debenture and such Debenture shall continue to have conversion rights until such redemption is consummated.

         SECTION 11.6. DEBENTURES REDEEMED IN PART. In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Debenture during a period beginning at 9:00 a.m. (New York City time) 15 Business Days before any selection for redemption of Debentures and ending at 5:00 p.m. (New York City time) on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Debentures to be so redeemed or (ii) register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except for the unredeemed portion of any Debentures being redeemed in part.

         Any Debenture which is to be redeemed only in part shall be surrendered at the place of payment therefor (with, if the Company or the Indenture Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Indenture Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Indenture Trustee shall authenticate and make available for delivery to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount at Stated Maturity equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered. Each Debenture shall be subject to partial redemption only in the amount of $50 or integral multiples thereof.

         SECTION 11.7. OPTIONAL REDEMPTION. Except as set forth below, on and after April 2, 2001 and subject to the next succeeding sentence, the Company shall have the right, at any time and from time to time, to redeem the Debentures, in whole or in part, upon notice given as set forth in Section 11.3 during the twelve-month periods beginning on April 1 (April 2 in the case of 2001) in each of the following years at the indicated Redemption Price (expressed as a percentage of the principal amount at Stated Maturity of the Debentures being redeemed), together with any accrued but unpaid interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on the portion being redeemed:

                            Redemption Price                                          Redemption Price
                         (% of principal amount                                    (% of principal amount
       Year                at State Maturity)                  Year                  at State Maturity)
----------------------   ----------------------      ----------------------        ----------------------
2001                  103.438%                       2004                               101.375%
2002                  102.750%                       2005                               100.688%
2003                  102.063%                       2006 and thereafter                100.000%

         The Company may not redeem the Debentures unless, on or before the date the Company gives notice of redemption to holders of the Debentures, all accrued and unpaid interest (including

Additional Interest, Additional Sums and Liquidated Damages, if any) for all quarterly interest periods ending on or prior to the most recent Interest Payment Date has been paid in full on all outstanding Debentures.

         If at any time less than five percent (5%) of the original aggregate principal amount of the Debentures remains Outstanding, such Debentures shall be redeemable at the option of the Company, in whole but not in part, at a Redemption Price equal to the principal amount thereof, plus any accrued and unpaid interest (including Additional Interest and Liquidated Damages, if any) and Additional Sums, if any, to the date of redemption.

         If a Tax Event shall occur and be continuing, the Company shall have the right upon not less than 30 nor more than 60 days' notice, to redeem the Debentures in whole or in part, for cash upon the later of (i) 90 days following the occurrence of such Tax Event or (ii) April 2, 2001, at a Redemption Price equal to the principal amount at Stated Maturity of such Debentures plus any accrued and unpaid interest, (including Additional Interest, Additional Sums and Liquidated Damages, if any) to the date fixed for such redemption.

         SECTION 11.8.    EXCHANGE OF TRUST SECURITIES FOR DEBENTURES.

                 (a) At any time, the Company shall have the right to terminate or dissolve the Trust and cause the Debentures to be distributed to the holders of the Preferred Securities and the Common Securities in liquidation of the Trust after satisfaction of the Trust's liabilities to its creditors as provided by applicable law.

                 (b) If a Special Event in respect of the Trust shall occur, the Company shall give the Property Trustee notice of the same. If a Special Event in respect of the Trust shall occur and be continuing, the Declaration requires the Property Trustee thereunder to direct the Conversion Agent (as defined in the Declaration) to exchange all outstanding Trust Securities for the Debentures having a principal amount at Stated Maturity equal to the aggregate liquidation amount of the Trust Securities to be exchanged with accrued interest in an amount equal to any unpaid distributions (including any Additional Sums) on the Trust Securities; provided, however, that, in the case of a Tax Event, the Company shall have the right to direct the Property Trustee that less than all, or none, of the Trust Securities be so exchanged (i) if and for so long as the Company shall have elected to pay any Additional Sums such that the net amounts received by holders of the Trust Securities not so exchanged in respect of interest and other payments are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or (ii) if and for so long as the Company shall instead elect to redeem the Debentures, in whole or in part, in the manner set forth in Section 11.7; provided, however, that the Company shall comply with Section 11.8(b)(i) to the extent the Debentures are not exchanged or redeemed.

                                  ARTICLE 12.
                          SUBORDINATION OF DEBENTURES

         SECTION 12.1. DEBENTURES SUBORDINATE TO SENIOR DEBT. The Company covenants and agrees, and each Holder of a Debenture, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on each and all of the Debentures are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         SECTION 12.2. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (each such event, if any, herein sometimes referred to as a "PROCEEDING"), then the holders of Senior Debt shall be entitled to receive payment in full of principal of (and premium, if any) and interest (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt), if any, on such Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Debentures are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company subordinated to the payment of the Debentures, but not including any payments that are made from funds on deposit pursuant to Section 4.1(a)(ii)(B) or funds on deposit for the redemption of Debentures for which notice of Redemption has been given and the applicable Redemption Date has passed, such payment or distribution being hereinafter referred to as a "JUNIOR SUBORDINATED PAYMENT"), on account of principal of (or premium, if any) or interest (including any Additional Interest, Additional Sums or Liquidated Damages) on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof any payment or distribution of any kind of character, whether in cash, property or Debentures, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Debentures in any such Proceeding.

         For the purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities," shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Debentures are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article 8 shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article Eight.

         SECTION 12.3. PRIOR PAYMENT TO SENIOR DEBT UPON ACCELERATION OF DEBENTURES. In the event that the Debentures are declared due and payable before their Maturity, then and in such event the holders of the Senior Debt outstanding at the time the Debentures so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Debt (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Debentures are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Company on account of the principal of (or premium, if any) or interest (including any Additional Interest, Additional Sums or Liquidated Damages) on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary.

         The provisions of this Section shall not apply to any payment with respect to which Section 12.2 would be applicable.

         SECTION 12.4. PAYMENT LIMITS BY SENIOR DEBT. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due under the Senior Credit Facility or on any other Senior Debt having a principal amount then outstanding of $25 million or more (or as to which there is an obligation to lend $25 million or more) continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt, unless and until such default shall have been cured or waived or shall have ceased to exist, then no payment shall be made by the Company with respect to the principal of (including redemption payments if any), premium, if any, or interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on the Debentures. In the event of any default (other than a default described in Section 12.3 or the preceding sentence) by the Company under the terms of any instrument evidencing any Senior Debt, continuing beyond the period of grace, if any, specified in such instrument, notice of which default shall have been given by any holder of such Senior Debt to the Indenture Trustee, unless and until the earlier of (i) such default shall have been cured or waived or shall have ceased to exist, or
(ii) the continuation of such default for a period of one hundred eighty days after notice of the occurrence of such default shall have been given to the Indenture Trustee, no payment shall be made by the Company with respect to the principal of (or premium, if any) or interest (including Additional Interest, Additional Sums or Liquidated Damages, if any) on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Indenture Trustee or the Holder or Holders of the Debentures which is prohibited by the foregoing provisions of Section 12.3 or this Section 12.4, and if such fact shall have been made known, at or prior to the time of such payment, by written notice to the Indenture Trustee or such Holder or Holders in accordance with
Section 12.10, then and in such event the Indenture Trustee or such Holder or Holders shall pay over and deliver such amounts to the holders of Senior Debt or the duly authorized representative of such holders of Senior Debt.

         The provisions of this Section shall not apply to any payment with respect to which Section 12.2 would be applicable.

         SECTION 12.5. PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Article or elsewhere in this Indenture or in any of the Debentures shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 12.2 or under the conditions described in Sections 12.3 and 12.4, from making payments at any time of principal of (and premium, if any) or interest on the Debentures, or (b) the application by the Indenture Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on the Debentures or the retention of such payment by the Holders, if, at the time of such application by the Indenture Trustee, no Responsible Officer of the Indenture Trustee had actual knowledge that such payment would have been prohibited by the provisions of this Article.

         SECTION 12.6. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT. Subject to the payment in full of all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactorily to the holders of Senior Debt, the Holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Debentures are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason by any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distribution of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any, on) and interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Debentures or the Indenture Trustee would be entitled except for the provisions of this Article to the holders of Senior Debt by Holders of the Debentures or the Indenture Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

         SECTION 12.7. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall (a) impair, as between the Company and Holders of the Debentures, the obligations of the

Company, which are absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any, on) and interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on the Debentures as and when the same shall become due and payable in accordance with their terms, or (b) affect the relative rights against the Company of the Holders of the Debentures and creditors of the Company other than their rights in relation to the holders of Senior Debt, or (c) prevent the Indenture Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Indenture Trustee or such Holder.

         SECTION 12.8. INDENTURE TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of a Debenture by his or her acceptance thereof authorizes and directs the Indenture Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Indenture Trustee his or her attorney-in-fact for any and all such purposes.

         SECTION 12.9. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

         SECTION 12.10. NOTICE TO INDENTURE TRUSTEE. The Company shall give prompt written notice to the Indenture Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Indenture Trustee in respect of the Debentures. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Indenture Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Indenture Trustee in respect of the Debentures, unless and until the Indenture Trustee shall have received written notice thereof from the Company or a Person representing itself to be a holder of Senior Debt or a trustee therefor (whether or not the facts contained in such notice are true).

         Subject to the provisions of Section 6.1, the Indenture Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Indenture Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Indenture Trustee may request such Person to furnish evidence to the satisfaction of the Indenture Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Indenture Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 12.11. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article, the Indenture Trustee, subject to the provisions of Article 6, and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a Proceeding is pending, or a certificate of the Indenture Trustee in bankruptcy, receiver, liquidating Indenture Trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Indenture Trustee or to the Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 12.12. INDENTURE TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT. With respect to the holders of the Senior Debt of the Company, the Indenture Trustee undertakes to perform or observe only such of its obligations and covenants as are set forth in this Article 12, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against WTC and/or the Indenture Trustee. WTC and/or the Indenture Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Debt and neither the Indenture Trustee nor WTC shall be liable to the holder of any Senior Debt if the Indenture Trustee shall in good faith mistakenly pay over or deliver to Holders, the Company, or any other person, money or assets to which any holder of such Senior Debt shall be entitled by virtue of this Article 12 or otherwise.

         SECTION 12.13. RIGHTS OF INDENTURE TRUSTEE AS HOLDER OF SENIOR DEBT; PRESERVATION OF INDENTURE TRUSTEE'S RIGHTS. The Indenture Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and, subject to the requirements of the Trust Indenture Act, nothing in this Indenture shall deprive the Indenture Trustee of any of its rights as such holder.

         SECTION 12.14. ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Indenture Trustee shall have been appointed by the Company and be then acting hereunder, the term "Indenture Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intent and purposes as if such Paying Agent were named in this Article in addition to or in place of the Indenture Trustee.

         SECTION 12.15. CERTAIN CONVERSIONS OR EXCHANGES DEEMED PAYMENT. For the purpose of this Article only, (a) the issuance and delivery of junior securities upon conversion or exchange of Debentures pursuant to Article 13 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any, on) or interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on the Debentures or on account of the purchase or other acquisition of Debentures, and (b) the payment, issuance or delivery of cash (including any payments for fractional shares), property or securities (other than junior securities) upon conversion or exchange of a Debenture shall be deemed to constitute payment on account of the principal of such security. For the purpose of this Section, the term "JUNIOR SECURITIES" means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in the Article.

                                  ARTICLE 13.
                            CONVERSION OF DEBENTURES

         SECTION 13.1. CONVERSION RIGHTS. Subject to and upon compliance with the provisions of this Article, the Debentures are convertible, at the option of the Holder, at any time after 90 days following the date of this Indenture and prior to the Conversion Expiration Date, into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion price of $78.25 per share of Common Stock (equal to a conversion rate of 0.6390 shares for each $50 in aggregate principal amount of Debentures), subject to adjustment as described in this Article 13 (as adjusted, the "Conversion Price"). The Company will make no payment or allowance for dividends on the shares of Common Stock issued upon such conversion. A Holder of Debentures may convert any portion of the principal amount of the Debentures into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount at Stated Maturity of the Debentures to be converted by the Conversion Price. In case a Debenture or portion thereof is called for redemption, the conversion right in respect of the Debenture or portion so called shall expire at the close of business on the Conversion Expiration Date.

         SECTION 13.2.    CONVERSION PROCEDURES.

                 (a) In order to convert all or a portion of the Debentures, the Holder thereof shall deliver to the Indenture Trustee, as conversion agent or to such other agent appointed for such purposes (the "CONVERSION AGENT") an irrevocable Notice of Conversion setting forth the principal amount at Stated Maturity of Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion (subject to the limitations or disposition of any interest in such securities set forth in the Restrictive Securities Legend) and, such Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Preferred Securities may exercise its right under the Declaration to convert such Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Preferred Security for a portion of the Debentures held by the Trust (at an exchange rate of $50 principal amount at Stated Maturity of Debentures for each $50 of liquidation preference of Preferred Securities) and (ii) to immediately convert such Debentures, on behalf of such holder, into Common Stock of the Company pursuant to this Article 13 and, if such Preferred Securities are in definitive form, surrendering such Preferred Securities to the Conversion Agent. So long as the Preferred Securities are outstanding, the Trust shall not convert any Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Preferred Securities. If a Notice of Conversion is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder of record on the Regular Record Date will be entitled to receive the interest paid on the subsequent Interest Payment Date on the portion of Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date; provided, however, that if a Redemption Date falls between such Regular Record Date and the related Interest Payment Date, the amount of such payment shall include interest accrued to, but excluding, such Redemption Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Debenture which is converted, interest whose Stated Maturity is on or after the date of conversion of such Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Debentures being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "CONVERSION DATE") by the Conversion Agent from the Holder or from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date and such Person or Persons will cease to be a record Holder or record Holders of the Debentures on that date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder or holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

                 (b) The Company's delivery to the Holder or Holders of the Debentures (through the Conversion Agent) upon conversion of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Debentures so converted and any unpaid interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) accrued on such Debentures at the time of such conversion; provided, however, that if any Debenture is converted on or after a Regular Record Date for payment of interest, the interest payable on the related Interest Payment Date with respect to such Debenture shall be paid to the Trust (which will distribute the applicable portion of such interest to the holder of Preferred Securities) or other holder of Debentures, as the case may be, despite such conversion; provided, further, that if a

         Redemption Date falls between such Regular Record Date and the related Interest Payment Date, the amount of such payment shall include interest accrued to, but excluding, such Redemption Date.

                 (c) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent, a cash adjustment in an amount equal to the same fraction of the Current Market Price with respect to such fractional interest on the date on which the Debentures or Preferred Securities, as the case may be, were duly surrendered to the Conversion Agent for conversion, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Securities or the holder of the Preferred Securities so converted.

                 (d) In the event of the conversion of any Debenture in part only, a new Debenture or Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation of the Debenture converted in part in accordance with
         Section 3.5.

                 (e) In effecting the conversion transactions described in this Article 13, the Conversion Agent is acting as agent of the holders of Preferred Securities (in exchange of Preferred Securities for Debentures) and as agent of the holders of Debentures (in conversion of Debentures into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Debentures held by the Trust from time to time for Preferred Securities in connection with the conversion of such Preferred Securities in accordance with this
         Article 13 and (ii) to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article 13 and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount.

                 (f) All shares of Common Stock delivered upon any conversion of Restricted Securities shall bear a Restrictive Securities Legend substantially in the form of the legend required to be set forth on such Debentures and shall be subject to the restrictions on transfer provided in such legend and in Section 3.15 hereof in the event such Common Stock is issued in global form. Neither the Indenture Trustee nor the Conversion Agent shall have any responsibility for the inclusion or content of any such Restrictive Securities Legend on such Common Stock; provided, however, that the Indenture Trustee or the Conversion Agent shall provide to the Company or to the Company's transfer agent for such Common Stock, prior to or concurrently with a request to the Company to deliver such Conversion Agent certificates for such Common Stock, written notice that the Debenture delivered for conversion are Restricted Securities.

                 (g) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Debentures, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Debentures then outstanding.

         Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Debentures shares of Common Stock reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued shares of Common Stock) so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock issued upon conversion of the Debentures shall be duly authorized, validly issued and fully paid and nonassessable. The Conversion Agent shall deliver the shares of Common Stock received upon conversion of the Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. The Company shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of Debentures that are on the time applicable), in order to enable the Company to lawfully issue Common Stock to each Holder upon conversion of the Debentures.

                 (h) Except as stated below, the Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures. The Company shall not be required to pay any tax which may be payable in respect of (i) any income or gain realized or recognized as a result of such conversion and (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Debentures so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Conversion Agent the amount of any such tax, or has established to the satisfaction of the Conversion Agent that such tax has been paid.

                 (i) Nothing in this Article 13 shall limit the requirement of the Company to withhold taxes pursuant to the terms of the Debentures or as set forth in this Agreement or otherwise require the Indenture Trustee or the Company to pay any amounts on account of such withholdings.

         SECTION 13.3. EXPIRATION OF CONVERSION RIGHTS. The conversion rights of the Holders shall expire on the close of business on the Business Day prior to the Maturity date of the Debentures, or, in the case Debentures called for redemption, at the close of business on the Business Day prior to the Redemption Date unless the Company defaults on making the payment due upon redemption (the "CONVERSION EXPIRATION DATE").

         SECTION 13.4. CONVERSION PRICE ADJUSTMENTS. The conversion price shall be subject to adjustment (without duplication) from time to time as follows:

                 (a) In case the Company shall, while any of the Debentures are outstanding, (i) pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or
         (iv) issue by reclassification of its shares of Common Stock into shares of Common Stock and securities other than shares of Common Stock not constituting a Fundamental Change, then the Conversion Price per share of Capital Stock of the Company and the kind of shares of Capital Stock of the Company receivable upon a conversion of Debentures outstanding immediately prior to such action by the Company shall be adjusted so that the Holder of any Debentures thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Capital Stock of the Company which he would have received in respect of the shares of Common Stock the Holder would have received had the Holder converted such Debenture had been converted immediately prior to the record date for receipt of such dividend or distribution or the effective date of such other action. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record dated shall have been established for such event). If, as a result of an adjustment made pursuant to this subsection (a), the Holder of any Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of Capital Stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Indenture Trustee) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes or series of Capital Stock.
         In the event that such dividend, distribution, subdivision, combination or issuance is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                 (b) In case the Company shall, while any of the Debentures are Outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the record date mentioned below, the Conversion Price for the Debentures shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned below plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned below plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subsection, the number of shares in Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                 (c) Subject to the last sentence of this sub-paragraph, in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of Capital Stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (a) of this Section 13.4), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to such distribution (the "REFERENCE DATE") by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the adjustment for such proposed dividend or distribution had not occurred. For purposes of this subparagraph (c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, shares of Capital Stock, cash or assets received by the holders of the Common Stock in such dividend or distribution, but such shares of Common Stock or such rights or warrants, which shall result in Conversion Price reduction required by this subparagraph (c) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights or warrants, which shall result in any further Conversion Price reduction required by subparagraph (a) or
         (b), except any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the conversion price in subparagraph (a).

                 (d) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding all regular cash dividends, if the annualized amount thereof per share of Common Stock does not exceed 5% of the Current Market Price per share of the Common Stock on the Trading Day immediately preceding the date of declaration of such dividend), the Conversion Price shall be reduced so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (d) by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed (excluding that portion of such distribution that does not exceed 5% of the Current Market Price per share, determined as provided above) applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the record date fixed for determining stockholders entitled to such dividend or distribution (excluding that portion of such distribution that does not exceed 5% of the Current Market Price per share, determined as provided above), in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each of the Debentures immediately prior to the record date for the distribution of the cash (less that portion of such distribution that does not exceed 5% of the Current Market Price per share, determined as provided above). In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                 (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the Current Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (e) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time (including the Purchased Shares) (as defined below) multiplied by the Current Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") (excluding that portion of such consideration that does not exceed 110% of the Current Market Price per share) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of the Common Stock on the trading day next succeeding the

         Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such tender or exchange offer is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                 (f) The Company shall have the right to reduce from time to time the Conversion Price by any amount selected by the Company for any period of at least 30 days; provided, however, that the Company shall give at least 15 days' prior notice of such reduction to the Indenture Trustee, the Property Trustee, the holders of the Preferred Securities (if the Trust then holds Debentures) and other Holders of the Debentures. The Company may, at its option, make such reductions in the Conversion Price, in addition to those set forth above in Sections 13.4(a) through (e), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. No adjustment of the Conversion Price will be made upon the issuance of any shares of Common Stock of the Company pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock of the Company under any such plan, or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of Common Stock or a class thereof, of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Common Stock at less than the Current Market Price. There shall also be no adjustment of the Conversion Price in case of the issuance of any Common Stock (or securities convertible into or exchangeable for Common Stock), except as specifically described above.

                 (g) If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of the Debentures.

         SECTION 13.5.    FUNDAMENTAL CHANGE.

                 (a) If any transaction shall occur (including, without limitation, (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Stock), (ii) any consolidation or merger of the Company with or into another person or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange), in each case pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Debenture then outstanding shall have the right thereafter to convert such Debenture only into:

                          (x) in the case of any such transaction that does not constitute a Stock Fundamental Change (as defined) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such Debenture immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined), to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and

                          (y) in the case of any such transaction that constitutes a Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph.

                 The company formed by such consolidation or resulting from such merger or that acquires such assets or the Company's shares, as the case may be, shall in its certificate or articles of incorporation or other constituent document establish such a conversion right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in Section 13.4 and this Section 13.5.

                 (b) The Holders of Debentures will have no voting rights with respect to any transaction described in this section.

                 (c)      Notwithstanding any other provision in the preceding
         Section 13.5(a) to the contrary, if any Fundamental Change occurs, then the conversion price in effect immediately prior to such Fundamental Change will be adjusted as follows:

                          (i) in the case of a Non-Stock Fundamental Change, the conversion price of the Debentures will be adjusted to equal the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change (after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs) and (B) the product of
                 (1) the greater of the Applicable Price (as defined) and the then applicable Reference Market Price (as defined) and (2) a fraction, the numerator of which will be $50 and the denominator of which will be

                 (x) the amount of the redemption price for the Debenture if the redemption date were the date of such Non-Stock Fundamental Change (or, for the twelve-month periods commencing on the date of original issue of the Debentures through March 30, 1999 and the twelve-month periods commencing April 1, 1999 and 2000 (through April 1, 2001) the product of 105.500%, 104.813% and 104.125%, respectively, times $50) plus
                 (y) any then-accrued and unpaid interest (including Additional Interest and Liquidated Damages, if any) on one Debenture; and

                          (ii) in the case of a Stock Fundamental Change, the conversion price of the Debentures immediately following such Stock Fundamental Change will be the conversion price in effect immediately prior to such Stock Fundamental Change (after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs) multiplied by a fraction, the numerator of which will be the Purchaser Stock Price (as defined) and the denominator of which will be the Applicable Price; provided, however, that in the event of a Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Stock Fundamental Change) and (B) all Common Stock will have been exchanged for, converted into, or acquired for common stock of the successor, acquiror, or other third party (and cash with respect to fractional interests), the conversion price of the Debentures shall be the conversion price in effect immediately prior to such Stock Fundamental Change multiplied by a fraction, the numerator of which will be one (1) and the denominator of which will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Stock Fundamental Change.

         SECTION 13.6. NOTICE OF ADJUSTMENTS OF CONVERSION PRICE. Whenever the Conversion Price is adjusted as herein provided:

                 (a) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Indenture Trustee, the Conversion Agent and the transfer agent for the Preferred Securities and the Debentures; and

                 (b) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Preferred Securities and the Debentures at their last addresses as they appear upon the stock transfer books of the Company and the Trust and the Securities Registrar.

         SECTION 13.7.    PRIOR NOTICE OF CERTAIN EVENTS.  In case:

                 (i) the Company shall (A) declare any dividend (or any other distribution) on its Common Stock, other than (x) a dividend payable in shares of Common Stock or (y) a dividend payable in cash that would not require an adjustment pursuant to Section 13.4(c) or
         (B) authorize a tender or exchange offer that would require an adjustment pursuant to Section 13.4(e) (or shall amend any such tender or exchange offer to change the maximum number of shares being sought or the amount or type of consideration being offered (including by exchange) therefor); or

                 (ii) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of the Company of any class or series or of any other rights or warrants to acquire Capital Stock of the Company; or

                 (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                 (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company, (A) shall if any Preferred Securities are outstanding under the Declaration, cause to be filed with the transfer agent for the Preferred Securities, and shall cause to be mailed to the holders of record of the Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust or (B) shall cause to be mailed to all Holders at their last addresses as they shall appear in the Securities Register, at least 15 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up or (z) the date on which such tender or exchange offer (other than an exchange offer contemplated by clause (y) above) commenced, the date on which such tender or exchange offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto); but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

         SECTION 13.8. DIVIDEND OR INTEREST REINVESTMENT PLANS. Notwithstanding anything to the contrary in this Article 13, no adjustment of the Conversion Price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Debentures were first issued, which does not constitute an issuance to all holders of Common Stock (or a class thereof) of rights or warrants entitling holders thereof to subscribe for or purchase Common Stock at less than the Current Market Price. There shall also be no adjustment of the Conversion Price in case of the issuance of any Common Stock (or securities convertible into or exchangeable for Common Stock), including, without limitation, in connection with any acquisition not constituting a Fundamental Change, except as specifically described in this Article 13.

         SECTION 13.9.    CERTAIN ADDITIONAL RIGHTS.

         In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 13.4(c) or 13.4(d) (including, without limitation, dividends or distributions referred to in the last sentence of Section 13.4(c)), the Holders of the Debentures, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Debentures are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

         SECTION 13.10.   RESTRICTIONS ON COMMON STOCK ISSUABLE UPON
CONVERSION.

                 (a) Shares of Common Stock to be issued upon conversion of a Debenture in respect of Restricted Preferred Securities shall bear such restrictive legends as the Company may provide in accordance with applicable law.

                 (b) If shares of Common Stock to be issued upon conversion of a Debenture in respect of Restricted Preferred Securities are to be registered in a name other than that of the Holder of such Preferred Security, then the Person in whose name such shares of Common Stock are to be registered must deliver to the Conversion Agent a certificate satisfactory to the Company and signed by such Person, as to compliance with the restrictions on transfer applicable to such Preferred Security. Neither the Company, the Indenture Trustee nor any Conversion Agent or Registrar shall be required to register in a name other than that of the Holder shares of Common Stock issued upon conversion of any such Debenture in respect of such Preferred Securities not so accompanied by a properly completed certificate.

         SECTION 13.11. INDENTURE TRUSTEE NOT RESPONSIBLE FOR DETERMINING CONVERSION PRICE OR ADJUSTMENTS. Neither the Indenture Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Debenture or to any holder of a Preferred Security to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Indenture Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Indenture Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Indenture Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion, or, to comply with any of the covenants of the Company contained in Article 10 or this
Article 13.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                            SUIZA FOODS CORPORATION



                                   By:      /s/ Gregg L. Engles
                                            -----------------------------------
                                   Name:    Gregg L. Engles
                                   Title:   Chairman and Chief Executive Officer

                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely as Indenture Trustee



                                   By:      /s/ Patricia A. Evans
                                            -----------------------------------
                                   Name:    Patricia A. Evans
                                   Title:   Financial Services Officer

                        PREFERRED SECURITIES CERTIFICATE

         THIS PREFERRED SECURITY IS A BOOK-ENTRY PREFERRED SECURITIES CERTIFICATE WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF
DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (55 WATER STREET, NEW YORK, NEW YORK), TO SUIZA CAPITAL TRUST II OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OR EXCHANGE OF SUCH SECURITY EXCEPT (A) TO SUIZA FOODS CORPORATION OR A SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, OR
(C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY

PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE FOR THE PREFERRED SECURITIES OR THE DEBENTURES, AS THE CASE MAY BE (OR, IF THIS CERTIFICATE EVIDENCES COMMON STOCK, SUCH HOLDER MUST FURNISH TO THE TRANSFER AGENT), TOGETHER WITH SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUIZA FOODS CORPORATION, THE TRUSTEE OR THE TRANSFER AGENT, AS APPLICABLE, MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT.

Certificate Number                                Number of Preferred Securities
         1                                                    4,000,000

                                                                 CUSIP 86507G200

                  Certificate Evidencing Preferred Securities
                                       of
                             Suiza Capital Trust II
                    5 1/2 % Convertible Preferred Securities
                (Liquidation Amount $50 per Preferred Security)

         Suiza Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 4,000,000 preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Suiza Capital Trust II 5 1/2% Trust Convertible Preferred Securities (liquidation amount $50 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Declaration (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of the Trust dated as of March 24, 1998, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Suiza Foods Corporation, a Delaware corporation, and Wilmington Trust Company, as Guarantee Trustee, dated as of March 24, 1998 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Declaration and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

         By acceptance of this Security, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of beneficial ownership in the Debentures.

         This Preferred Security is governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of March, 1998.

                                                       SUIZA CAPITAL TRUST II


                                        By:
                                           -----------------------------------
                                        Name:
                                             not in his individual capacity but
                                             solely as an Administrative Trustee


                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Preferred Securities referred to in the within-mentioned Declaration.

Dated:  March __, 1998

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Property Trustee


                                        By:
                                           -----------------------------------
                                           Authorized Signatory

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert address and zip code of assignee)

and irrevocably appoints

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     -----------------------------------

Signature:
          ------------------------------

(Sign exactly as our name appears on the other side of this Preferred Security Certificate)

                                   SCHEDULE A

         The initial number of Preferred Securities represented by this Rule 144A Global Certificate shall be 4,000,000. The following increases or decreases in the number of Preferred Securities represented by this Global Certificate have been made:


============================================================================================================
Date Made      Amount of increase in    Amount of increase in    Number of Preferred         Signature of
                number of Preferred      number of Preferred          Securities        authorized officer of
               Securities represented        Securities          represented by this     Property Trustee or
                   by this Global        represented by this      Global Certificate     Securities Custodian
                    Certificate          Global Certificate         following such
                                                                 decrease or increase

------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------

                            SUIZA FOODS CORPORATION

   5 1/2% Convertible Subordinated Debenture due April 1, 2028, $618,556,750

No. 1

         Suiza Foods Corporation, a corporation organized and existing under the laws of Delaware (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Suiza Capital Trust II, or registered assigns, the principal sum of six hundred eighteen million five hundred fifty-six thousand seven hundred fifty dollars and 00/100's ($618,556,750) on April 1, 2028 and to pay interest, plus Additional Interest, Additional Sums and Liquidated Damages, if any, on said principal sum from March 24, 1998 or from the most recent Interest Payment Date on which interest has been paid in full or duly provided for, quarterly until the principal hereof is paid in full or duly provided for or made available for payment, subject to deferral, as set forth herein in arrears on January 1, April 1, July 1 and October 1 of each year, (each such date, an "INTEREST PAYMENT DATE") commencing July 1, 1998 at the rate of five and one-half percent (5 1/2%) per annum, until the principal hereof shall have become due and payable, and thereafter such interest shall be payable on demand.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                       SUIZA FOODS CORPORATION


                                        By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

This is one of the Debentures
referred to in the within-mentioned
Indenture:

WILMINGTON TRUST COMPANY,
as Indenture Trustee


By:
    -----------------------------
    Authorized Signatory

Dated:
      ---------------------------

         This Debenture is one of a duly authorized issue of Debentures of the Company (herein called the "DEBENTURES") limited to the aggregate principal amount of $618,556,750, issued and to be issued under an Indenture, dated as of March 24, 1998 (herein called the "INDENTURE"), between the Company and Wilmington Trust Company, as Indenture Trustee (herein called the "INDENTURE TRUSTEE," which term includes any successor Indenture Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Indenture Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. For periods of less than three months, interest shall be computed on the actual number of elapsed days over a month of 30 days. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable, except that if any Interest Payment Date is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day. A "BUSINESS DAY" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Indenture Trustee, or the principal office of the Property Trustee under the Declaration is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture is registered at the close of business on the Regular Record Date for such interest installment, which shall be the date which is the fifteenth day preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         So long as no Event of Default under the Indenture (relating solely to clauses (a) and (b) under the definition thereof in Section 5.1 of the Indenture) has occurred and is continuing, the Company shall have the right under the Indenture to defer the payment of interest (including any Additional Sums or Liquidated Damages, if any, under this Debenture, at any time or from time to time), for a period not exceeding 20 consecutive quarters with respect to each deferral period (each such deferral period an "EXTENSION PERIOD"). During any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (a) declare or pay any dividends on, make distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of the Company's Capital Stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness) issued by the Company that rank pari passu with or junior to this Debenture (other than with respect to both (a) and (b) (i) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made with securities (including Capital Stock) that rank pari passu with or junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made, (ii) payments under the Guarantee, (iii) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (iv) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one series or class of the Company's Capital Stock for another series or class of the Company's Capital Stock and
(v) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged). Prior to the termination of any such Extension Period the Company may further extend the interest payment period; provided, however, that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of this Debenture. Upon the termination of any such Extension Period and upon the payment of all amounts then accrued and unpaid, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest, including Additional Interest and Liquidated Damages, if any, shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Indenture Trustee and the Property Trustee under the Declaration notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date the distributions on the Preferred Securities (or if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee under the Declaration is (or if no Preferred Securities are outstanding, the Indenture Trustee is) required to give notice to the New York Stock Exchange or other applicable self-regulatory organizations or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such election.

         Payment of the principal of (and premium, if any) and interest on this Debenture will be made [Insert, if a global security is issued: to the Depositary Trust Company or its nominee] [Insert if securities in definitive form are issued: at the Corporate Trust Office of the Indenture Trustee or at the office or agency of the Paying Agent or Paying Agents as the Company may designate maintained for that purpose in the United States], in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date.

         The indebtedness evidenced by this Debenture, including the principal thereof, premium, if any, and interest thereon is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt, as defined in the Indenture, and this Debenture is issued subject to the provisions of the Indenture, and each Holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Property Trustee on behalf of such Holder to take such action as may be necessary or appropriate to acknowledge or effectuate, as between the Holder and the holders of Senior Debt, the subordination as provided in the Indenture and appoints the Property Trustee attorney-in-fact of such Holder for any and all such purposes.

         At any time on or after April 2, 2001, the Company may, at its option, subject to the terms and conditions of Article 11 of the Indenture, redeem this Debenture in whole at any time or in part from time to time, at the Redemption Prices set forth in Section 11.7 of the Indenture.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If a Special Event shall occur and be continuing, this Debenture shall be exchangeable for Preferred Securities in accordance with Section 11.8 of the Indenture or, in certain circumstances, redeemable by the Company in accordance with Section 11.7 of the Indenture.

         Subject to the terms and conditions set forth in Article 13 of the Indenture, this Debenture is convertible, at the option of the Holder hereof, into shares of Common Stock (and/or such other cash, securities or property as then provided for by the Indenture).

         If an Event of Default shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, if an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Indenture Trustee if given by Holders); provided, however, that, if upon an Event of Default, the Indenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures fail to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Indenture Trustee. Upon any such declaration, such principal amount (or specified amount) of and the accrued interest (including any Additional Interest, Additional Sums and Liquidated Damages, if any) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest, Additional Sums and Liquidated Damages, if any) on such Debentures shall remain subordinated to the extent provided in Article 12 of the Indenture.

         The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures to be affected under the Indenture at any time by the Company and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the Debentures. In addition, without the consent of any Holder of a Debenture, the Indenture and the Debentures may be amended and supplemented to cure any ambiguity or inconsistency, make other changes which will not adversely affect in any material aspect the rights of the Holders or certain other matters specified in the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences, and, should the Holders of the Debentures fail to annul and rescind such declaration, the holders of a majority in liquidation amount of the Preferred Securities then outstanding shall have the right. Any such consent or waiver shall be conclusive and binding upon the Holder of this Debenture and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or wavier is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including Additional Interest, if any, Additional Sums, if any, and Liquidated Damages, if any) on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

         The holders of the Preferred Securities, the Debentures, the Guarantee and the shares of Common Stock of the Company issuable upon conversion of the Preferred Securities and Debentures (collectively, the "REGISTRABLE SECURITIES") are entitled to the benefits of a Registration Rights Agreement, dated as of March 24, 1998, among the Trust, the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"). Pursuant to the Registration Rights Agreement, the Company and the Trust have agreed for the benefit of the holders of Registrable Securities that (i) the Company and the Trust will, at the Company's cost, within 90 days after the date of issuance of the Registrable Securities, file a shelf registration statement (the "SHELF REGISTRATION STATEMENT") with the Commission with respect to the resales of the Registrable Securities, (ii) the Company will use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 150 days after the date of issuance of the Registrable Securities and (iii) the Company will use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the second anniversary of the date of issuance of the Registrable Securities or such earlier date as is provided in the Registration Rights Agreement (the "EFFECTIVENESS PERIOD").
The Company will be permitted to suspend the use of the prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods of time under certain circumstances relating to pending corporate developments relating to the Company and public filings with the Commission and similar events.

         If (i) on or prior to the date 90 days after the date of original issuance of the Registrable Securities, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 150th day following such original issuance of the Registrable Securities, such Shelf Registration Statement is not declared effective by the Commission (each such event a "REGISTRATION DEFAULT"), additional interest ("LIQUIDATED DAMAGES") will accrue on the Debentures from and including the day following such Registration Default until such time as such Shelf Registration Statement is filed or such shelf Registration Statement is declared effective, as the case may be. Liquidated Damages will be paid quarterly in arrears (subject to the Company's ability to defer payment of Liquidated Damages during any Extension Period), with the first quarterly payment due on the first Interest Payment Date following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional 0.25% of the principal amount to and including the 90th day following such Registration Default and 0.50% thereof from and after the 91st day following such Registration Default. In the event that during the Effectiveness Period the Shelf Registration Statement ceases to be effective, or the Company suspends the use of the prospectus which is a part thereof, for more than 90 days, whether or not consecutive, during any 12-month period then the interest rate borne by the Debentures will increase by an additional 0.50% per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective or the Company suspends the use of the prospectus which is a part thereof, as the case may be, until the earlier of such time as (i) the Shelf Registration Statement again becomes effective, (ii) the use of the related prospectuses ceases to be suspended or (iii) the Effectiveness Period expires.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Debenture is registrable in the Securities Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

         The Debentures are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of

Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

         The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

         No director, officer, employee, stockholder or incorporator of the Company shall have any liability for any obligations of the Company under this Debenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Debenture waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Debenture.

         THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                                ASSIGNMENT FORM

               To assign this Debenture, fill in the form below:

               (I) or (we) assign and transfer this Debenture to

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

         Your Signature:
                        --------------------------------------------------------
         (Sign exactly as your name appears on the other side of this Debenture)

Date:
     ------------------------------

Signature Guarantee:*
                     -----------------------------------------------------------

[Include the following if the Debenture bears a Restricted Securities Legend:]

In connection with any transfer of any of the Debentures evidenced by this certificate, the undersigned confirms that such Debentures are being:

CHECK ONE BOX BELOW

(1)      [__]  exchanged for the undersigned's own account without transfer; or

(2) [__] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933;

(3) [__] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933;

(4) [__] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933;

(5) [__] transferred pursuant to an effective Registration Statement under the Securities Act of 1933.





--------------------

* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (I) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Indenture Trustee.

Unless one of the boxes is checked, the Indenture Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box
(3) or (4) is checked, the Indenture Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as the Company has reasonably requested in writing and directed the Indenture Trustee to require confirmation that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 as amended (the "SECURITIES ACT"), such as the exemption provided by Rule 144 under the Securities Act; provided, further, that after the date that a shelf Registration Statement under the Securities Act has been filed and so long as such shelf Registration Statement continues to be effective, the Indenture Trustee may only permit transfers for which box (5) has been checked.

                                                ------------------------------
------------------------------
                                                       Signature
         Signature Guarantee:*

         ------------------------------         ------------------------------
         Signature must be guaranteed


[TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED]

         The undersigned represents and warrants that the undersigned is purchasing this Debenture for its own account or an account with respect to which undersigned exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to undersigned is being made in reliance on Rule 144A and acknowledges that undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that undersigned is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
         ------------------------------         ------------------------------

                                                ------------------------------
                                                Notice:  To Be executed by an
                                                executive officer]





--------------------

* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (I) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Indenture Trustee.

                              NOTICE OF CONVERSION

         To:     Suiza Foods Corporation

         The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Stock of Suiza Foods Corporation in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Any Holder, upon the exercise of undersigned's conversion rights in accordance with the terms of the Indenture and the Debenture, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Debenture.

         Date:
              -----------------------
              in whole ___
              in part  ___              Portions of Debenture to be
                                        converted ($50 or integral
                                        multiples thereof):
                                        $
                                         --------------------------------------
                                                Signature (for conversion only)
                                                Please Print or Typewrite Name
                                                and Address, Including Zip Code,
                                                and Social Security or Other
                                                Identifying Number



                                         --------------------------------------
                                         --------------------------------------
                                         --------------------------------------


Signature Guarantee:*





--------------------

* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Indenture Trustee.